UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Frontier Communications Parent, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting of Stockholders
Date and Time:
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Frontier Communications Parent, Inc. will be held on Wednesday, May 17, 2023, at 10:00 a.m. Eastern Time.

Virtual Location:
The Annual Meeting will be a virtual meeting conducted via live webcast. Stockholders will be able to attend the Annual Meeting online at www.virtualshareholdermeeting.com/FYBR2023.
The purpose of the meeting is to consider and act on the following items of business:
1.	Election of nine (9) directors
2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2023
3.	Advisory vote to approve named executive officer compensation
4.	Any other business as may properly come before the meeting
Stockholders of record as of the close of business on March 21, 2023 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.
YOUR VOTE IS VERY IMPORTANT TO US Please review the proxy statement and vote promptly by internet, by telephone or by signing and returning your proxy card if you received a printed version in the mail. Voting instructions are included in the Notice of Internet Availability of Proxy Materials (the “Notice”) which is first being mailed to you on or about April 6, 2023. If you hold shares through a broker, bank, or other nominee, you will receive information on how to give voting instructions to your broker, bank or other nominee.
ATTENDING THE MEETING You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/FYBR2023 and entering your unique control number printed on your Notice, Proxy Card or Voting Instructions. The Annual Meeting will begin promptly at 10:00 a.m. E.T.
By Order of the Board of Directors

Anne C. Meyer
Senior Vice President, Associate General Counsel and Corporate Secretary
April 6, 2023
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2023 The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022 are available at www.frontier.com and www.proxyvote.com.You will need the unique control number printed on your Notice, Proxy Card, or Voting Instructions to access these materials electronically.
Frontier Communications	i	2023 Proxy Statement

Message From Our Executive Chairman
Dear Stockholders,
Frontier’s transformation into a growing digital infrastructure company is quickly becoming a reality.
Nearly two years ago we introduced our fiber-first strategy and rallied our workforce around our purpose of Building Gigabit America™. Since then, we’ve met or exceeded goals in each of our four key levers of value creation – build fiber, sell fiber, improve our customer experience and our operational efficiency – and delivered record operational results faster than expected.
We’ve built a strong foundation over the last two years and have reached “the end of the beginning” of our turnaround. We are now ready to enter our growth phase. I’m confident that 2023 is the year we will translate our strong operational success into sustainable financial growth.
It’s a good time to be in the fiber business. Demand for high-speed broadband continues to increase with data consumption expected to triple between 2020 and 2025. Fiber is a premium product. Our focus on fiber investments coupled with the scale that comes from being the largest pure play fiber provider in the US allows us to meet strong consumer demand at record volumes.
Most importantly, we have a high-performing leadership team that is invested in building a sustainable business. These leaders have established a purpose-led culture that will deliver long-term value for all of our stakeholders. We know our focused, mission-driven execution is driving improvements to the customer experience, supporting the communities we serve and creating an inclusive workplace where everyone can thrive. I would encourage you to read all about our commitment to building a sustainable company in our latest ESG report.
On behalf of our Board of Directors, I thank you for your support over the last year and look forward to continuing this journey with you.

John Stratton
Executive Chairman
Frontier Communications	ii	2023 Proxy Statement

Message From Our CEO
Dear Stockholders,
By all accounts, 2022 was a remarkable year in our turnaround.
Everything we achieved last year was driven by our purpose of Building Gigabit America™. I’m proud that we have created a culture where everyone in the company contributes to our success.
Our employees are driving our transformation by delivering on programs to simplify our business, earn customer loyalty, create social impact in our communities and make our operations more sustainable. We published our first ESG report last year which brought to life our purpose and chronicled the ongoing transformation across our business. Our 2022 report will be available in the second quarter.
Our purpose also pushed us to deliver record operational results and set a new pace for building and selling fiber last year. In 2022, we showed exponential year-over-year progress, doubling the number of homes where we built fiber and passing the halfway mark to our 10 million goal. And while we built faster than ever, we also took market share from our cable competitors in nearly every geography we serve – adding a record 250,000 new fiber customers.
What’s even more remarkable is that we were able to accelerate our fiber expansion, while simultaneously exceeding our $250 million cost savings target one year ahead of schedule. That’s the mark of a successful transformation.
And now, our operational results are starting to translate into financial performance. During our 2021 Investor Day, we set an ambitious goal to achieve a sequential increase in EBITDA by the end of 2022. We did what we said we would do and delivered on this goal in the fourth quarter.
I’m proud of the progress we have made to transform Frontier into a growing digital infrastructure company. Over the last two years, we have rebuilt the foundation of our company and are entering the growth phase of our transformation.
With our fiber engine up and running, I’m confident that we will deliver on our commitment to achieve year-over-year EBITDA growth each quarter in 2023, and I expect that full-year revenue growth will be positive. We have a plan to accelerate our build again this year, command premium pricing for our premium products and give customers more reasons to choose us as the un-cable provider.
I came to Frontier two years ago because I believed in its potential to be a great U.S. turnaround story. Today I believe that even more strongly.
We have a clear strategy and strong purpose, a healthy balance sheet and a high-performing team that has consistently delivered on our commitments. For nine consecutive quarters, our team has delivered record-breaking results and relentlessly executed against our strategy. Now we have the momentum and ambition to create a better future for our customers and return our company to growth.
Thank you to everyone at Frontier for connecting more customers and communities to the digital society – and to our stockholders for your continued support of our transformation.

Nick Jeffery
President and CEO
Frontier Communications	iii	2023 Proxy Statement

Frontier Communications	iv	2023 Proxy Statement

Frontier Communications	v	2023 Proxy Statement

Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Parent, Inc. (“Frontier,” or the “Company”) and the Annual Meeting. You should read the entire Proxy Statement carefully before voting.
2023 ANNUAL MEETING

Date and Time 10:00 a.m., Eastern Time, on May 17, 2023	Record Date Stockholders of record as of the close of business on March 21, 2023 are entitled to vote at the meeting or any adjournments or postponements thereof.	Virtual Location This year’s Annual Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/ FYBR2023.
Meeting Agenda Items		Board Vote Recommendation	See Page
Proposal 1	Election of Nine (9) Directors	FOR each Director Nominee	9
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2023	FOR this item	28
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	FOR this item	59
Frontier Communications	1	2023 Proxy Statement

Proxy Summary
STRATEGY AND FINANCIAL HIGHLIGHTS
Frontier is a leading communications and technology provider offering gigabit speeds that empower and connect 2.8 million broadband subscribers in 25 states as of December 31, 2022. We are building critical infrastructure across the country with our fiber-optic network and cloud-based solutions, enabling secure high-speed connections. Rallied around our purpose of Building Gigabit AmericaTM, we are focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment.

2022 was a pivotal year for Frontier. We continued Building Gigabit AmericaTM at a record pace, with substantial progress in executing on our four key strategic priorities: build fiber, sell fiber, improve the customer experience, and simplify operations.

(1)
In this Proxy Statement, we use Adjusted EBITDA which is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, to set operational goals and, in certain cases, as a basis for determining compensation. See Annex A for a reconciliation of non-GAAP financial results.

Key milestone accomplishments against our four levers of value creation in 2022 include:
Fiber Deployment: We exceeded our initial 2022 plan, building fiber to approximately 1.2 million locations. As of December 31, 2022, we had approximately 5.2 million total locations passed with fiber, surpassing the halfway mark to our goal of 10 million total locations passed. Our build plan is solidified by multi-year agreements with key labor and equipment partners. As our expansion grows over time, we expect our business mix will shift significantly, with a larger percentage of revenue coming from fiber.
Fiber Penetration: In 2022, we added a record 250,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 17% as compared to December 31, 2021. Fiber broadband customer net additions continued to outpace copper broadband customer net losses, resulting in 40,000 total broadband customer net additions in 2022.
Frontier Communications	2	2023 Proxy Statement

Proxy Summary
Customer Experience: We are focused on delivering an exceptional experience for our customers. In 2022, our significant progress included:
•	Fiber Net Promoter Score (“NPS”) increased 10 points, from +9 points at December 31, 2021 to +19 points at December 31, 2022.
•	Fiber broadband churn improved 7 basis points from 1.45% in 2021 to 1.38% in 2022.
•	We launched our reinvented brand in April 2022.
•	We introduced our new customer app, MyFrontier, in November 2022.
•	We launched our 2 Gbps (Gigabits per second) fiber product offering in February 2022, and our 5 Gbps fiber product offering in January 2023.
Operational Efficiency: Across the entire company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of approximately $250 million, more than one year ahead of plan. As of December 31, 2022, we realized $336 million of gross annualized cost savings since 2021.
Our greatest asset is our high-performing and diverse workforce. Committed to our singular purpose of Building Gigabit AmericaTM, our employees are focused on connecting a digital society, closing the digital divide, and working toward a more sustainable environment. Motivated by a deep belief that our success depends on our employees’ success, we constantly strive to provide the training and opportunities they need to thrive by creating an inclusive culture that rewards them with competitive compensation and benefits, makes safety paramount, and nurtures professional and personal development through robust support organizations, programs, and other resources. We are focused on further developing our talented, diverse, and sustainable workforce who are stewards of the environment.
2023 DIRECTOR NOMINEES AT A GLANCE
Our Board of Directors (“Board”) recommends a vote FOR the election of each of the nine (9) following nominees for director. All nominees are currently serving as directors. Age shown is as of the date of the Annual Meeting.
Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Kevin L. Beebe (Lead Independent Director)	64	2019	President and Chief Executive Officer of 2BPartners, LLC; Co-Founder Astra Capital Management	• Compensation • Nom & Corp Gov
Lisa V. Chang	54	April 2021	Senior Vice President and Global Chief People Officer, The Coca-Cola Company	• Audit • Compensation
Pamela L. Coe	63	April 2021	Former SVP, Deputy General Counsel & Corporate Secretary of Liberty Media Corporation	• Audit • Compensation (Chair)
Nick Jeffery	55	April 2021	President and Chief Executive Officer, Frontier Communications	None
Frontier Communications	3	2023 Proxy Statement

Proxy Summary
Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Stephen C. Pusey	61	April 2021	Former Group Chief Technology and Operations Officer of Vodafone Group Plc	• Audit • Nom & Corp Gov
Margaret M. Smyth	59	June 2021	Former Chief Financial Officer of National Grid USA	• Audit (Chair) • Compensation
John G. Stratton	62	April 2021	Executive Chairman, Frontier Communications; Former EVP and President of Global Operations at Verizon	None
Maryann Turcke	57	April 2021	Former Chief Operating Officer, National Football League	• Compensation • Nom & Corp Gov (Chair)
Prat Vemana	51	April 2021	Executive Vice President, Chief Digital and Product Officer of Target Corporation	• Audit • Nom & Corp Gov
Frontier Communications	4	2023 Proxy Statement

Proxy Summary
Highly Qualified Board, with Broad Diversity Across Backgrounds, Skills and Experiences
Our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and people talent. We believe that diversity in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board. Additional information about each director nominee’s background and experience can be found beginning on page 9.

Our Board consists of individuals who, collectively, have relevant experience to provide oversight and guidance for Frontier’s strategic, operational, and cultural priorities as shown in the key skills table below. Given that eight of our nine directors joined the Board in connection with Frontier’s emergence from chapter 11 bankruptcy on April 30, 2021 (“Emergence”), the average tenure of our directors is 2.2 years.

Frontier Communications	5	2023 Proxy Statement

Proxy Summary
GOVERNANCE HIGHLIGHTS
Frontier is committed to strong corporate governance, which promotes the long-term interest of stockholders, enhances management and Board accountability, and builds stakeholder trust in Frontier. The Board works collaboratively with senior management, meeting regularly and spending significant time engaging in discussions to understand Frontier’s strategic challenges and opportunities. Our directors provide valuable insight and risk oversight that help guide management’s decision-making and actions.
The Board is also committed to ensuring that Frontier’s governance reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and its stockholders. For example, in November 2022, the Board reviewed and enhanced its independent leadership structure with the appointment of Kevin Beebe to serve as the Board’s first Lead Independent Director. The Board believes this governance structure creates a logical point for independent director feedback to be captured and communicated to the Executive Chairman and CEO and reflects the maturing operational and governance framework of the Company.
The following is a summary of our governance highlights:
Independent Oversight	✔	All of our non-employee directors (seven of nine total directors) are independent
	✔	Each standing committee composed exclusively of independent directors
	✔	Regular executive sessions of independent directors
	✔	Lead Independent Director in addition to Executive Chairman

Board Effectiveness	✔	An Executive Chairman of the Board with extensive duties
	✔	Strategy and risk oversight by full Board and committees
	✔	Annual Board and committee evaluations
	✔	Limits on other public board service
	✔	Continuing education for all directors

Stockholder Accountability	✔	Annual election of all directors
	✔	Stock ownership guidelines for executive officers and non-employee directors
	✔	Robust stockholder engagement program
	✔	No poison pill or dual-class shares

ESG Commitment	✔	Board oversight of priority ESG issues, including human capital management and our environmental impact
	✔	Commitment to ESG embedded in our purpose and focused on four core elements: our technology, our people, our planet and our governance
	✔	Issue annual ESG report
Frontier Communications	6	2023 Proxy Statement

Proxy Summary
ESG HIGHLIGHTS
Under the direction of our Board and executive management team, we have embedded environmental, social and governance (“ESG”) in our purpose of Building Gigabit America™ and are focused on identifying material priorities as we accelerate our ESG journey. We are dedicated to demonstrating our commitment to sustainability and corporate responsibility, and in 2021, we identified the ESG priorities most critical to our business success, reflecting the topics of highest priority to us and our stakeholders. This prioritization guides our ESG efforts as we evolve our sustainability strategy and disclosure measures. We identified the following as our five priorities:
•	Diversity, equity, and inclusion
•	Greenhouse gas (GHG) emissions and energy
•	Talent engagement
•	Workplace health and safety
•	Data security and privacy
We also identified additional areas of importance that are foundational to our business: community engagement and economic opportunity; competitive behavior; corporate governance; human rights and labor; network reliability; product end-of-life and recycling; and systemic risk management. Focusing on these areas plays an important role in the success of our business and our impact on society, and we will continue to address them in our ESG efforts.
2022 was a pivotal year as we strengthened our ESG commitment in almost every aspect of what we do at Frontier. Our 2022 ESG report will be available in the second quarter of 2023. The report will include, among other things, a detailed discussion of Frontier’s current ESG priority issues and the steps being undertaken to integrate these priorities into our operations and purpose. Neither our ESG report, nor any information contained on our corporate website, is incorporated by reference into this Proxy Statement or any of our other U.S. Securities and Exchange Commission (“SEC”) filings. The following are a few highlights:

Red Loves Green

We launched Red Lovers Green, a program that will bring attention to the ambitious actions we’re taking — and will undertake — to protect the environment and create a sustainable future.

We recently rolled out our first electric-powered installation and maintenance vans in our fleet to team members in Torrance, CA. By the end of 2023, we will have added more E-transit vans to facilities in Connecticut, Florida and Texas with the goal of having at least 25% of our vans being fully electric by the end of 2025.

Community Inclusion

We launched Broadband for Good, our social impact program that uses our fiber technology to address critical connectivity needs and advance inclusion. Through the program, we support community organizations working to bridge the digital divide. Our first recipient, the Boys and Girls Clubs of the Brazos Valley, TX received free high-speed broadband connectivity and computer equipment to support local youth.

Culture of Recognition

We launched Changemakers, a new recognition program that brings our purpose to life by recognizing the outstanding builders of Gigabit America™. Teammates can nominate co-workers who go above and beyond. Winners are recognized on a quarterly basis and a Changemaker of the Year is also chosen and recognized.

Diversity, Equity & Inclusion (“DEI”)

At Frontier, we are committed to unlocking human potential and harnessing the power of diversity to advance digital inclusion. We’re focused on advancing DEI through the principles of our people, our purpose, and our product. In 2022, we hired a new Head of DEI to drive this commitment forward.

Frontier Communications	7	2023 Proxy Statement

Proxy Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
Our Compensation and Human Capital Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO, Executive Chairman, and other named executive officers (“NEOs”) is “at-risk” and dependent upon factors including Frontier’s future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
Elements of our 2022 compensation program include:
Component	Type	Key Objectives and Features
Annual Base Salary	Cash
Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market. Reflects individual skills, experience, responsibilities, and performance over time.

Annual Incentive Plan (“AIP”)	Cash
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives. Incorporates financial and operational metrics including Adjusted EBITDA (45%), Revenue (20%), Fiber Locations Constructed (17.5%) and Net Fiber Broadband Adds (17.5%).

Long-Term Incentive Compensation (“LTI”)	Equity
Restricted Stock Units (“RSUs”) (33%)		Promote executive retention and enhance executive stock ownership over the long-term and align compensation over a multi-year period directly with the interests of stockholders.
Performance Stock Units (“PSUs”) (67%)
Closely align executive and stockholder interests over a three-year period. Encourage focus on the achievement of long-term financial goals and strategic objectives. Promotes retention and enhances executive stock ownership. Incorporates long-term financial and operational goals, including Adjusted Fiber EBITDA (33.33%), Fiber Locations Constructed (33.33%) and Expansion Fiber Penetration (33.33%). These results are then subject to a three-year relative TSR modifier, which provides that the portion of the PSUs earned based on operational goals may be increased or decreased by 20% (+/- 20%).

The Compensation Discussion & Analysis section of this proxy statement provides details on the 2022 compensation program and our Compensation & Human Capital Committee.
Frontier Communications	8	2023 Proxy Statement

1	Proposal One: Election of Directors
BOARD RECOMMENDATION

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been qualified and elected. Directors are elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Our Board unanimously recommends that you vote FOR the election of each of the following director nominees:

DIRECTOR NOMINEES

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the nine (9) individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.
9 DIRECTORS nominated for election at the 2023 annual meeting

1 YEAR Directors are elected to serve annual terms

Kevin L. Beebe (Lead Independent Director)
Mr. Beebe, 64, has served as President and Chief Executive Officer of 2bpartners, LLC, a partnership that provides strategic, financial, and operational advice to private equity firms and companies in the technology and telecom industries, since November 2007. In 2014, Mr. Beebe became a founding partner of Astra Capital Management, a private equity firm. From 1998-2007, he served as Group President of Operations at Alltel Corporation, a publicly held telecommunications services company. Prior to that, Mr. Beebe served as Executive Vice President of Operations for 360" Communications Company, a publicly held wireless communications company, from 1996 to 1998, and from 1983 to 1995, Mr. Beebe served in various management roles at AT&T, Southwestern Bell and United Telecom/Sprint. His previous public company board experience includes director positions at NII Holdings, Inc. and Altimar Acquisition Corp. Mr. Beebe currently serves on the boards of Skyworks Solutions, Inc. and SBA Communications Corporation, which are publicly held.

With extensive experience in the communications and technologies industries, serving in executive positions as well as on public company boards, Mr. Beebe provides the Board with valuable leadership, industry, operational and financial expertise.

Independent Director since 2019; Lead Independent Director since November 2022

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance

Frontier Communications	9	2023 Proxy Statement

Proposal 1

Lisa V. Chang
Ms. Chang, 54, has served as the Senior Vice President and Global Chief People Officer of The Coca-Cola Company (“Coca-Cola”) since March 2019, where she leads the company’s talent and people strategies, culture, and diversity, equity, and inclusion efforts. From 2014 to 2019, Ms. Chang served as Senior Vice President and Chief Human Resources Officer for AMB Group, LLC, the investment management and shared services arm of The Blank Family of Businesses. From 2013 to 2014, Ms. Chang served as Vice President, International Human Resources of Equifax. Ms. Chang previously served as Senior Vice President, Human Resources of Turner Broadcasting System, Inc. from 2009 to 2013. Ms. Chang also served in various executive-level human resources roles at The Weather Channel from 1998 to 2009, ultimately serving as Executive Vice President, Human Resources.

As Global Chief People Officer of Coca-Cola and with deep human resources experience, Ms. Chang contributes extensive experience in human capital management, compensation, talent management and corporate culture, including diversity, equity and inclusion to the Board.

Independent Director since April 2021

Board Committees: Audit; Compensation and Human Capital

Pamela L. Coe
Ms. Coe, 63, served in various executive-level legal capacities at Liberty Media Corporation (“Liberty Media”) and its sister companies from 2007 to 2020, including most recently as Senior Vice President, Deputy General Counsel and Corporate Secretary until her retirement in 2020. During her time at Liberty Media, Ms. Coe served as legal counsel to the Liberty Media board of directors and the executive team, participating in complex corporate transactions, assisting with executive talent acquisition and retention, and leading the company’s government affairs efforts. Prior to joining Liberty Media, Ms. Coe served as Senior Counsel for Tele-Communications, Inc. (“TCI”) from 1993 to 2000, where she was responsible for securities law compliance for TCI and its publicly held subsidiary corporations and managed the legal aspects of TCI’s capital markets transactions. She is a member of the State Bars of California and Colorado. Ms. Coe currently serves on the board of Luna Innovations Inc., which is publicly held. She served on the board of Expedia Group, Inc., which is publicly held, from 2012 to 2019.

In her prior executive and public company board roles, Ms. Coe acquired significant legal and regulatory expertise in executive compensation and human capital matters. She brings to the Board a broad understanding of strategic transactions, corporate governance, compliance and the telecom industry.

Independent Director since April 2021

Board Committees: Audit; Compensation and Human Capital (Chair)

Frontier Communications	10	2023 Proxy Statement

Proposal 1

Nick Jeffery (President & CEO)
Mr. Jeffery, 55, has served as Chief Executive Officer of Frontier since March 2021. Mr. Jeffery previously served as CEO of Vodafone UK after being appointed in September 2016 and held numerous positions at Vodafone Group Plc, a world-leading wireless and wireline operator, after joining Vodafone in 2004. Mr. Jeffery served on Vodafone Group Plc’s Executive Board from 2013 to 2021, as a Trustee of The Vodafone Foundation from 2016 to 2021, as CEO of Vodafone Group Enterprise Limited from 2013 to 2016 and as CEO of Vodafone Group Plc’s acquired Cable & Wireless Worldwide operations from 2012 to 2013. During that time, Mr. Jeffery demonstrated a proven ability to grow the business through the launch and successful scaling up of new service lines, both organically and inorganically, including Internet of Things, Cloud, Security and Group Carrier Services. Prior to joining Vodafone Group Plc, Mr. Jeffery served as Head of Worldwide Sales and European Managing Director at Ciena Corporation. from 2002 until 2004. He began his career with Cable & Wireless Plc (Mercury Communications) in 1991 where he led the company’s UK and international markets business units. In 2020 Mr. Jeffery was named CEO of the Year at the Mobile Industry Awards and in 2019, The Times named him as one of the 50 most influential business people in the UK. In addition, Mr. Jeffery previously served as a non-executive director of public company Dialog Semiconductor Plc.

As Frontier’s President and Chief Executive Officer, and having served as CEO of Vodafone UK, Mr. Jeffery contributes to the Board an extensive knowledge of the Company’s operations, a wide breadth of experience in strategy and execution, and valuable insights into global telecom markets.

Director since April 2021

Stephen C. Pusey
Mr. Pusey, 61, has served as a Senior Advisor to Bridge Growth Partners since 2017. Mr. Pusey previously served as Group Chief Technology and Operations Officer of Vodafone Group Plc, from 2006 to 2015. In this role, Mr. Pusey was responsible for defining and leading the group’s global technology strategy and operations for networks, IT and product development. Prior to joining Vodafone, Mr. Pusey held various positions at Nortel Networks Corporation from 1982 to 2006, including Executive Vice President and President, Nortel EMEA. Mr. Pusey has extensive public company board experience and previously served on the boards of VEON Ltd., FireEye, Inc., Centrica Plc, ARM Holdings Plc and Vodafone Group Plc.

Mr. Pusey’s experience as Group Chief Technology and Operations Officer of Vodafone Group Plc, as well as his extensive public company board experience, enables him to contribute to the Board significant experience with complex operations, security and risk management, cybersecurity, product development and supply chain and infrastructure management.

Independent Director since April 2021

Board Committees: Audit; Nominating and Corporate Governance

Frontier Communications	11	2023 Proxy Statement

Proposal 1

Margaret M. Smyth
Ms. Smyth, 59, has served as a Senior Advisor/Partner, Global Infrastructure to QIC, a global infrastructure investor focused on ESG-themed investments since July 2021. From 2014 to June 2021, she was the U.S. Chief Financial Officer of National Grid Plc, a multinational energy company, overseeing all finance, accounting, transactional and property services. Previously, Ms. Smyth served as Vice President of Finance at Con Edison, Inc., Vice President and CFO at Hamilton Sundstrand, and Vice President and Corporate Controller for United Technologies Corporation. Earlier in her career, she served as the Vice President and Chief Accounting Officer of 3M and in senior leadership roles at Deloitte and Arthur Andersen. Ms. Smyth currently serves on the boards of Etsy, Inc, Remitly Global, Inc., and Lilium N.V., each of which are publicly held. She is experienced in advancing sustainability accounting practices and is a SASB FSA Credential Holder. Additionally, Ms. Smyth is a member of the Aspen Institute’s Henry Crown Fellows Program and holds a Certificate in Cybersecurity Oversight from Carnegie Mellon University’s Software Engineering Institute.

As former CFO of National Grid Plc and as a public company board member, Ms. Smyth provides the Board with extensive management experience, a deep understanding of financial and accounting matters, and regulatory and strategic planning experience.

Independent Director since June 2021

Board Committees: Audit (Chair); Compensation and Human Capital

John G. Stratton (Executive Chairman)
Mr. Stratton, 62, was selected as Executive Chairman of Frontier in April 2021 after serving as a Board Observer pre-Emergence since May 2020. Mr. Stratton worked at Verizon Communications Inc. (“Verizon”) for 25 years until his retirement at the end of 2018. In his most recent role at Verizon, as Executive Vice President and President of Global Operations, he had full profit and loss responsibility for all of Verizon’s established businesses, employing 140,000 employees globally, generating more than $120 billion in annual revenue, and serving more than 120 million customers worldwide. In this role, he also led Verizon’s corporate marketing group and its consumer and business product management organizations. Prior to taking responsibility for all of Verizon’s network businesses, Mr. Stratton led several divisions as Chief Operating Officer of Verizon Wireless, then as President of its global Enterprise Solutions group, and as head of all the company’s wireline divisions. He served as Verizon’s Chief Marketing Officer, and in 2009 was named as the No. 2 global “power player” by Ad Age magazine. Mr. Stratton currently serves on the boards of Abbott Laboratories and General Dynamics Corporation, each of which are publicly held.

Through his 25-year tenure at Verizon, including as EVP and President of Global Operations, Mr. Stratton gained a wide breadth of managerial, operational, strategic and industry experience. He also brings to the Board his extensive leadership experience with regulated companies through his work at Verizon and as a public company director.

Director since April 2021

Frontier Communications	12	2023 Proxy Statement

Proposal 1

Maryann Turcke
Ms. Turcke, 57, most recently served as Senior Advisor to the Infrastructure Division for Brookfield Asset Management Ltd., from 2020-2022, where she advised the boards of various portfolio companies in the areas of telecommunications, railroads, data centers and other technology assets. Ms. Turcke previously served as Chief Operating Officer of the National Football League (the “NFL”) from 2018 to 2020. Prior to becoming Chief Operating Officer, she was the President of the NFL Network. Before joining the NFL in 2017, Ms. Turcke served in various operational capacities at Bell Canada from 2005 to 2017, most recently as President of Bell Media Inc. and prior to that as Executive Vice President of Operations. Ms. Turcke serves on the boards of the Royal Bank of Canada and Skyworks Solutions Inc., both of which are publicly held.

Through her experience in various operational capacities at Bell Canada, and more recently as COO of the NFL, Ms. Turcke contributes significant operational and management experience, including extensive experience in the telecom industry.

Independent Director since April 2021

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance (Chair)

Prat Vemana
Mr. Vemana, 51, has served as Executive Vice President, Chief Digital and Product Officer at Target Corporation (“Target”) since October 2022, where he oversees Target’s digital business and provides strategic support for Target’s product teams. Prior to joining Target, he served as Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals (“Kaiser Permanente”) from 2019 to 2022, leading the development and execution of the organization’s digital vision and strategy. From 2015 to 2019, he held positions at The Home Depot, Inc. (“Home Depot”), including Chief Product and Experience Officer. Prior to his tenure at Home Depot, Mr. Vemana held a variety of corporate-level positions at Staples Inc. (“Staples”) from 2010 to 2015, most recently as Vice President of Global eCommerce, Product Management and Analytics. He holds a bachelor’s degree in Computer Science and Engineering from the University of Madras and a Master’s in Business Administration in Global Leadership and Innovation from MIT’s Sloan School of Management.

As EVP, Chief Digital and Product Officer of Target, and through his prior roles at Kaiser Permanente, Home Depot and Staples, Mr. Vemana gained extensive experience in digital, product development and management, strategic and operational planning and consumer marketing which he contributes to the Board.

Independent Director since April 2021

Board Committees: Audit; Nominating and Corporate Governance

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. See “Director Nominations” below.
Frontier Communications	13	2023 Proxy Statement

Board Composition and Structure
BOARD MEETINGS AND DIRECTOR INDEPENDENCE
In 2022, the Board held seven (7) meetings. The average attendance of all directors at Board and Committee meetings in 2022 was 97%. In 2022, each director attended at least 88% of the total number of Board meetings and meetings of the committees on which the director served.
Our directors hold regularly scheduled executive sessions in which they meet outside the presence of (i) our CEO and (ii) both our CEO and our Executive Chairman. Kevin Beebe, in his role as Lead Independent Director, presides at executive sessions of the independent directors. John Stratton, in his role as Executive Chairman, presides at executive sessions of the Board in which he participates. The applicable committee Chair presides at executive sessions of the Board’s standing committees.
Under our Corporate Governance Guidelines, which are available on the Investor Relations page of our website at www.frontier.com , all directors are expected to have the time and willingness to carry out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee considers all outside directorships under our policies with respect to overboarding. No director may serve on more than four public company boards (including Frontier’s Board), no director who is an executive officer of a public company may serve on more than two public company boards (including Frontier’s Board), and no director may serve on more than three public company audit committees (including Frontier’s Audit Committee) unless, in each case, the Nominating and Corporate Governance Committee has determined that such simultaneous service would not impair the director’s ability to effectively serve on Frontier’s Board or Audit Committee, as the case may be. In addition, directors are expected to attend the Company’s annual meeting of stockholders, unless unusual circumstances make attendance impractical. Each director attended the Company’s 2022 annual meeting of stockholders.
The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director, between each director and management, as well as the relationships between Frontier and the organizations with which each director is affiliated. After considering the relevant facts, the Board has affirmatively determined that each director, other than Mr. Stratton and Mr. Jeffery, is an independent director as defined under the rules of the SEC and Nasdaq Stock Market LLC (“Nasdaq Listing Rules”) and under the criteria adopted by the Board in the Company’s Corporate Governance Guidelines.
DIRECTOR NOMINATIONS
Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board. The process used to identify a nominee to serve as a member of the Board of Directors may vary depending upon the qualities sought. From time to time, Frontier may engage executive search firms to assist the Nominating and Corporate Governance Committee in identifying potential new directors.
In addition, Frontier has adopted director qualification guidelines. These director criteria are part of Frontier’s Corporate Governance Guidelines which are available on the Investor Relations page of our website at www.frontier.com . These qualifications describe specific characteristics that the Nominating and Corporate Governance Committee will take into consideration when selecting nominees for the Board, including: educational background, experience, qualifications and skills relevant for effective understanding of the Company’s business and oversight of the Company’s management; a good reputation and character; and the lack of any conflict of interest that would impair the director’s ability to fulfill his or her responsibilities as a member of the Board. In addition, the criteria reiterate that the Board believes that diversity, including with respect to gender, race, and ethnicity, brings a valuable mix of viewpoints to the Board that is important to the effectiveness of the Board’s oversight of the Company.
Stockholders may also propose director candidates for consideration by the Nominating and Corporate Governance Committee. See “Proposals by Stockholders” in this proxy statement.
Frontier Communications	14	2023 Proxy Statement

Board Composition and Structure
BOARD COMPOSITION AND DIVERSITY
In the process of identifying nominees to serve as members of the Board, the Nominating and Corporate Governance Committee considers the Board’s diversity, including with respect to relevant experience, areas of expertise, tenure, gender, race, ethnicity and whether the person self-identifies as an underrepresented minority or LGBTQ+. The Board believes that diversity brings a valuable mix of viewpoints that is important to the effectiveness of its oversight of the Company. As noted above, each candidate for nomination as a director, including each person recommended by stockholders, is also evaluated in accordance with the additional criteria adopted by our Board.
In addition, the Nominating and Corporate Governance Committee will consider a nominee’s “independence,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders. When considering directors for re-nomination, the Nominating and Corporate Governance Committee will also consider the results of the annual Board evaluation in its Board refreshment strategy and the participation of and contributions to the activities of the Board for any director.
Our Board includes one or more current and/or former CEOs and CFOs, experts in communications, technology, marketing and strategy, finance and auditing, and individuals of different race, gender, ethnicity, and background. As a result, our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and human capital. Four of our nine director nominees are female.
Frontier Communications	15	2023 Proxy Statement

Board Composition and Structure
Board Qualifications and Skills Matrix
Listed below are the skills and experience that we consider important for our director nominees in light of our current business strategy and structure. The biography for each director notes their relevant experience, qualifications and skills relative to the matrix below.

Frontier Communications	16	2023 Proxy Statement

Board Composition and Structure
Nasdaq Board Diversity Matrix
In accordance with Nasdaq’s Board Diversity Rules (Rule 5605(f) and Rule 5606), the following Board Diversity Matrix presents our Board diversity statistics. The Rule’s minimum diversity objective is two diverse directors, including one who self identifies as female, and one who self-identifies as either an underrepresented minority or LGBTQ+. Our Board currently includes five diverse directors.
Board Diversity Matrix (As of April 6, 2023)
Total Number of Directors: 9
	Female	Male	Non-Binary	Did not Disclose Gender
Directors	4	5	—	—
Number of Directors who identify in Any of the Categories Below:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—
LGBTQ+	—
Did not Disclose Demographic Background	—
Frontier Communications	17	2023 Proxy Statement

Board Composition and Structure
BOARD LEADERSHIP STRUCTURE
Our Board is led by Executive Chairman John Stratton. Mr. Stratton is a highly regarded leader and was identified by stakeholders as being critical to the Company’s ability to restructure, successfully emerge from bankruptcy and formulate and execute our turnaround and strategic plans. Mr. Stratton was responsible for recruiting and assembling our current Board and provides hands-on leadership in his role as Executive Chairman.
In November 2022, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, established the role of Lead Independent Director and appointed Kevin Beebe to that role. The Board believes that the appointment of a Lead Independent Director creates a logical point for independent Director feedback to be captured and communicated to the Executive Chairman and the CEO and reflects the maturing operational and governance framework of the Company, 18-months post-Emergence. The Lead Independent Director role at Frontier is clearly defined and set forth in a charter which provides clear lines of authority.
Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined; either an independent or a management director, including the CEO or another employee, may be appointed as a chairperson of the Board. In addition, if the chairperson is not an independent director, our Board may choose whether to designate a lead independent director. The Board has determined that it is in the best interests of our stockholders at this time to separate the roles of Chairman and CEO and for the Executive Chairman to lead the Board in conjunction with the Lead Independent Director. The Board will continue to evaluate our leadership structure based on the best interests of Frontier and our stockholders and will appropriately disclose any changes to the current board leadership structure.
Role of the Executive Chairman		Role of the Lead Independent Director
Board Governance
•	Lead the Board in its deliberation and decision-making process	•	Lead executive sessions of the independent Directors
•	Preside over meetings of the Board and annual and special meetings of stockholders	•	Contribute to meeting agendas and schedules, as appropriate
•	Organize Board meeting schedules and agendas
•	Work with the Board and its committees to evaluate prospective director candidates
•	Consult on the Board’s self-assessment and evaluation processes
Internal Leadership
•	Work closely with the CEO on key items, including Frontier’s strategic plan, and day-to-day operations	•	Serve as a liaison between the Executive Chairman, the CEO, and the independent directors
•	Act as a liaison between senior management and the Board
•	Assist in hiring and retaining Frontier’s senior management team
External Communications
•	Support CEO in developing and maintaining relationships with clients	•	As necessary, serve as a liaison with stockholders and other stakeholders
•	With CEO, actively communicate with stockholders, financial institutions, and other key stakeholders
•	Where applicable, serve as the primary point of contact with regulatory and government officials
Frontier Communications	18	2023 Proxy Statement

Board Composition and Structure
Committees of the Board
The Board has three standing committees established under our bylaws and Corporate Governance Guidelines: Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee. All members of each of the three standing Committees are independent.
As described below, the Operations Committee was disbanded in November 2022 and the membership of the three current standing committees was expanded. Each independent director currently serves on two standing Committees.
Each committee is governed by a written charter setting forth the committee’s responsibilities, and each committee reviews its charter at least annually, with any changes being recommended to the full Board for approval. Copies of the charter for each of the committees are available under the “Governance” tab on the Investor Relations page of our website at www.frontier.com .
Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Kevin Beebe
Lisa Chang
Pam Coe		Chair
Steve Pusey
Margaret M. Smyth	Chair
Maryann Turcke			Chair
Prat Vemana
= Committee Member
Chair = Committee Chair
Audit Committee
The primary responsibilities of the Audit Committee include:
•	Select, determine compensation for, and oversee the work of our independent auditors;
•
Assist the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance;

•	Pre-approve all audit and permissible non-audit services, if any, provided by our independent auditors;
•	Prepare the Audit Committee Report;
•	Assist the Board in its oversight of cybersecurity and other IT risks; and
•	Oversee risk assessment and risk management.
Frontier Communications	19	2023 Proxy Statement

Board Composition and Structure
In November 2022, the Audit Committee took on the additional responsibility of overseeing risks relating to cybersecurity and IT following the disbandment of the Operations Committee. To enhance oversight capabilities, the size of the Audit Committee was expanded from four to five members and Messrs. Pusey and Vemana joined the committee in November 2022.
Each of the committee members is independent under and meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has determined that Margaret M. Smyth qualifies as an “audit committee financial expert” as defined by SEC rules.
The Audit Committee met five (5) times in 2022. The Report of the Audit Committee is included beginning on page 29 of this proxy statement.
Compensation and Human Capital Committee
The primary responsibilities of the Compensation and Human Capital Committee include:
•	Review general compensation strategies and policy;
•
Evaluate, at least annually, the performance of the CEO and other senior executives against corporate goals and objectives and determine and approve executive compensation (including discretionary incentive awards, if any) based on this evaluation;

•	Engage in CEO succession planning efforts and executive talent development;
•	Review and make recommendations to the Board regarding director compensation;
•	Prepare the Compensation Committee Report;
•	Assist the Board in its oversight of human capital management, including corporate culture, diversity, equity inclusion, attrition and employee relations;
•	Oversee and approve, or recommend to the Board for approval, incentive compensation plans and equity-based compensation plans.
The Compensation and Human Capital Committee may delegate any portion of its responsibilities and authority to any one or more of its members. Any such delegation may be revoked by the Compensation and Human Capital Committee at any time. During 2022, the CEO was delegated the authority to approve equity awards to non-Section 16 officers of up to 200,000 shares.
In November 2022, the size of the Compensation and Human Capital Committee was expanded from three to five members when Ms. Turcke and Ms. Smyth joined the committee.
Each Compensation and Human Capital Committee member is independent under Nasdaq’s heightened independence standards for members of a compensation committee and is a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.
The Compensation and Human Capital Committee met six (6) times in 2022. A copy of the Report of the Compensation and Human Capital Committee is included on page 44 of this proxy statement.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee include:
•	Conduct annual evaluations of the Board and its committees;
•	Recommend candidates for nomination, election or appointment to the Board and its committees; and
•	Take a leadership role in shaping our corporate governance, including developing and recommending to the
Board our Corporate Governance Guidelines.
Frontier Communications	20	2023 Proxy Statement

Board Composition and Structure
In November 2022, in connection with his appointment as Lead Independent Director, Mr. Beebe joined the Nominating and Corporate Governance Committee and the size of the committee was expanded to four members. The Nominating and Corporate Governance Committee met three (3) times in 2022. The Nominating and Corporate Governance Committee is comprised entirely of directors who are independent under the Nasdaq Listing Rules.
Operations Committee – Disbanded November 2022
In November 2022, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined to disband the Operations Committee. The Operations Committee was established at the time of our Emergence to support Frontier and the Board with the transition from bankruptcy to a more steady-state operation; the purpose of the committee became less vital as the executive management team and the Board matured in their roles. Further, topics that were typically covered with the Operations Committee were deemed to be increasingly appropriate for exposure to the full Board or other standing committees, including oversight of key strategic matters.
The primary responsibilities of the Operations Committee included: (i) reviewing and advising the leadership team on material items impacting the overall operations of the business, including marketing, sales, customer care and network and IT technology; (ii) reviewing the annual budget and long-range financial forecasts; and (iii) reviewing the Company’s cybersecurity and other IT risks.
The Operations Committee met four (4) times in 2022 and was comprised entirely of directors who were independent under the Nasdaq Listing Rules.
Compensation Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee currently consists of Kevin Beebe, Lisa Chang, Pamela Coe, Peggy Smyth and Maryann Turcke. No member of our Compensation and Human Capital Committee is or has been an officer or employee of the Company.
During 2022, none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of, as applicable, our Board or Compensation Committee.
Board Evaluation Process
The Board has implemented a robust evaluation process designed to objectively elicit valuable and candid director feedback about board dynamics, operations, structure, performance, and composition.
Evaluation	Assessment	Enhancements
The Board and each Committee conduct annual self-evaluations to evaluate performance	Self-assessments help inform practices of the Board and each committee and identify areas of strength and areas where changes should be considered	The Board and each Committee will seek to implement changes that enhance its performance and oversight
The annual Board evaluation process is designed and overseen by the Nominating and Corporate Governance Committee and the Executive Chairman. The evaluations are designed to elicit candid input and discussion and to generate actionable enhancements to Board and Committee functions. On an ongoing basis, the Board works closely with senior management to ensure that the Board structure and operations, including the flow of information between management and the Board, are appropriately calibrated and enhance the Board’s oversight role. The current Board was constituted upon Frontier’s emergence on April 30, 2021; as of the date of the Annual Meeting, eight of our nine current directors have a tenure of two years.
During 2022, the Board and each Committee conducted a self-evaluation in which candid feedback was solicited from the directors on a range of assessment topics. This initial assessment was designed with input from the Executive Chairman and Chair of the Nominating and Corporate Governance Committee and conducted via a detailed online
Frontier Communications	21	2023 Proxy Statement

Board Composition and Structure
questionnaire administered by a third party that collected responses and compiled results to enhance anonymity where requested. The results were then discussed by the full Board and committees, as appropriate. Among other matters, disbanding the Operations Committee and the establishment of a Lead Independent Director role were reviewed and discussed as part of this evaluation process.
Risk Management and Board Oversight
Management’s Role
Management of the Company, including the Chief Executive Officer and the other executive officers, is primarily responsible for managing the risks associated with the business, operations, and financial and disclosure controls. Management oversees the annual enterprise risk management (“ERM”) process, which is jointly administered by the Chief Financial Officer and the head of Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment and evaluation of enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:
•	Update the trending of each risk, compared to the prior annual ERM review;
•	Identify and consider new and emerging risks;
•	Assess the implementation status and effectiveness of each mitigation strategy; and
•	Identify areas for improvement in the mitigation strategies, if any.
In addition, management conducts an annual fraud risk assessment. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.
Board Oversight
The Board is responsible for understanding the principal risks associated with Frontier’s business on an ongoing basis and for oversight of Frontier’s risk management process. The full Board regularly discusses exposure to potentially material risks and the intersection of these risks with corporate strategy. While material risks are generally overseen by the full Board, committees of the Board have key roles in risk monitoring and oversight as set forth in their respective charters. This enhances the Board’s ability to work more closely with senior management on risk identification and mitigation.
Audit Committee
The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines, and processes by which management assesses and manages these risks, including major financial risks and exposures and the ERM process, as well as cyber-security-related risks, IT-related risks, and business continuity planning. The Audit Committee also has responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Among other things, the Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee is directly supported in risk oversight by key members of our senior management team, including:
•
To assist the Audit Committee with its risk assessment function, the head of Internal Audit has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns and has regular executive sessions with the Audit Committee and/or its individual members.

•
Our Chief Legal Officer has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters with the Audit Committee and/or its individual members. The Chief Legal Officer also provides periodic reports on the Company’s litigation matters.

•
The EVP, Chief Digital and Information Officer provides periodic reports to the Audit Committee on the Company’s data privacy and information and infrastructure security programs, including cybersecurity.

Frontier Communications	22	2023 Proxy Statement

Board Composition and Structure
Compensation and Human Capital Committee
The Compensation and Human Capital Committee reviews and discusses with management risks related to human capital management, including the company’s compensation policies and practices, CEO and senior officer succession planning, and diversity, equity and inclusion matters. The Compensation Committee periodically reviews with management an assessment of whether risks arising from the Company’s compensation policies and practices for all employees are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. The Company designs the compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk. Our Chief People Officer provides periodic reports to the Compensation and Human Capital Committee on an array of human capital matters, including compensation and benefits, employee retention and attrition, employee training and engagement, and diversity, equity, and inclusion initiatives.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees the Board process and corporate governance-related risks, management of compliance risks, and certain ESG-related risks, including risks related to our corporate social responsibility and sustainability practices. Our Chief Communications Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s environmental, sustainability, and corporate social responsibility matters. Our Corporate Secretary provides periodic reports to the Nominating and Corporate Governance Committee on matters related to corporate governance. Our Lead Independent Director serves on the Nominating and Corporate Governance Committee. The Lead Independent Director plays a role in mitigating potential corporate governance risks by acting as an independent liaison between the executive chair, the CEO and the independent members of the Board, and oversees discussions and deliberations of independent board members where appropriate. The Lead Independent Director also makes himself available for communications with shareholders and other stakeholders, providing an open channel of independent communication.
Communications with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board as a group, an individual director, the Executive Chairman, the Lead Independent Director, or a specified Board committee or group, may do so by writing a letter to Frontier Communications, 401 Merritt 7, Norwalk, Connecticut 06851, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will receive and process these communications before forwarding them to the addressee. We generally will not forward to directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the company. This information regarding contacting the Board is also posted on the Investor Relations page of our website at www.frontier.com .
Frontier Communications	23	2023 Proxy Statement

Director Compensation
Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board.
Annual Core Compensation
Under the current non-employee director compensation program, non-employee directors receive $250,000 of annual core compensation consisting of: $100,000 in cash as an annual retainer fee, paid quarterly, and $150,000 of restricted stock units (RSUs), granted annually. In 2021, non-employee directors received an initial Emergence RSU grant valued at $300,000 (or 2x the annual award), which vests in two equal installments in 2022 and 2023. This initial Emergence RSU grant was intended to be one-time in nature and was designed to adequately compensate the non-employee directors for the heavy workload that was expected to be undertaken in connection with becoming familiarized with the Company’s business and assisting with the turnaround effort following Emergence.
In designing the non-employee director compensation program, including setting compensation for the new role of Lead Independent Director, the Board reviewed and considered reports and recommendations provided by Willis Towers Watson, the Board’s independent compensation consultant. These reports included data relating to non-employee director compensation at the Company’s peer group.
Committee Chair and Member Retainers; Lead Independent Director Retainer
In 2022, Committee chairs received annual cash chair retainers, paid quarterly, as follows: Audit Committee - $25,000; Compensation and Human Capital Committee - $20,000; Nominating and Corporate Governance Committee - $15,000; and Operations Committee - $25,000.
In 2022, Committee members also received, incremental to any chair retainer, RSU committee member retainers as follows: Audit Committee - $15,000; Compensation and Human Capital Committee - $12,000; Nominating and Corporate Governance Committee - $10,000; and Operations Committee - $15,000.
In connection with establishing the role of Lead Independent Director in November 2022, the director serving in that role (currently Kevin Beebe) will receive an annual cash retainer of $25,000.
Elements of Non-Employee Director Compensation	Board	Audit	Compensation & Human Capital	Nominating & Corporate Governance	Operations (Disbanded)
Annual Cash Retainer	$100,000
Additional Committee Chair Cash Retainer		$25,000	$20,000	$15,000	$25,000
Annual RSU Award	$150,000
Additional Committee Member RSU Awards		$15,000	$12,000	$10,000	$15,000
Frontier Communications	24	2023 Proxy Statement

Director Compensation
The following table sets forth information regarding compensation earned during 2022 for each non-employee director. Mr. Stratton receives compensation under our executive compensation program for his service as Executive Chairman of the Board and does not participate in the director compensation program. Mr. Jeffery, our Chief Executive Officer, receives no remuneration for service as a member of our Board. For further detail on the compensation of Messrs. Stratton and Jeffery, see the Compensation Discussion and Analysis section of this Proxy Statement.
Name	2022 Fees Earned or Paid in Cash ($)(1)	Stock Awards ($ value)(2)	Total ($)
Kevin L. Beebe(3)	$125,000	$177,000	$302,000
Lisa V. Chang	$100,000	$177,000	$277,000
Pamela L. Coe	$120,000	$177,000	$297,000
Steve C. Pusey	$100,000	$175,000	$275,000
Margaret M. Smyth	$125,000	$180,000	$305,000
Maryann Turcke	$115,000	$175,000	$290,000
Prat Vemana	$100,000	$175,000	$275,000
(1)	Includes director annual retainer fee plus applicable cash committee chair retainer, if any.
(2)
The aggregate grant date fair values of restricted stock unit awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718. Includes time-based restricted stock units consisting of (i) the annual RSU grant valued at $150,000 which vests on May 31, 2023, plus (ii) applicable 2022 RSU committee member retainers. The grant date fair value of each directors’ RSU award is based on the closing price of our common stock on the grant date which was $25.93 per share.

(3)
Mr. Beebe’s cash compensation includes the pro rata portion of his annual cash chair retainer for serving as Chair of the Operations Committee and the pro rata portion of his annual cash retainer for serving as Lead Independent Director.

As of December 31, 2022, our non-employee directors held the following number of unvested RSUs: 12,684 held by Kevin L. Beebe; 12,684 held by Lisa V. Chang; 12,684 held by Pamela L. Coe; 12,607 held by Steve C. Pusey; 12,799 held by Margaret M. Smyth; 12,607 held by Maryann Turcke; and 12,607 held by Prat Vemana.
A portion of the directors’ 2021 RSUs vested on April 30, 2022. Certain directors elected to receive a portion of their 2021 RSU settlement in the form of cash rather than stock, in order to cover taxes incurred in connection with the vesting and settlement of such RSUs: Lisa V. Chang ($71,068); Stephen C. Pusey ($94,476); Margaret M. Smyth ($73,944); and Prat Vemana ($70,356). An equivalent number of shares were withheld by the Company and not delivered to these directors.
Beginning with the RSU award vesting May 31, 2023, the director compensation program was amended to allow directors to defer receipt of RSUs upon vesting until the earlier of their date of separation from the Board for any reason or upon a change of control.
In accordance with our bylaws, we indemnify our directors and officers to the fullest extent permitted by law, so that they may be free from undue concern about personal liability in connection with their service to the Company. We have also entered into indemnification agreements with our directors and executive officers that provide similar indemnification rights.
Director Stock Ownership Guidelines
Each non-management director is expected to own shares of our stock having a minimum value of five (5) times their annual core cash compensation (which currently equates to $500,000) within five (5) years after joining the Board. RSU grants (including any deferred RSUs) are counted for purposes of fulfilling this guideline.
Frontier Communications	25	2023 Proxy Statement

Corporate Governance
We maintain corporate governance policies and practices that provide what the Board believes to be appropriate oversight, leadership, and independence, including compliance with applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq. A copy of our Corporate Governance Guidelines is available upon request to our Corporate Secretary, or may be viewed or downloaded from the Investor Relations page of our website at www.frontier.com .
Governance Overview
We are committed to maintaining robust governance practices and a strong ethical culture advancing the long-term interests of our stockholders. Management, with the oversight of the Board, regularly reviews, updates, and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of our business. Our corporate governance and compliance practices include:
•
Independent Oversight and Diverse Board Representation. The Board maintains a significant majority (7 of 9) of independent directors, including fully independent Board committees. In November 2022, the Board enhanced its independent leadership with the appointment of a Lead Independent Director. Our diverse Board brings extensive experience across key disciplines.

•
Strong Board Leadership. The Board has separate Chairman and CEO roles and is led by Executive Chairman John Stratton. Mr. Stratton works closely with the Board, our Lead Independent Director, our Chief Executive Officer, and senior management on key items including strategy, budget, and operations.

•
Succession Planning. The Compensation and Human Capital Committee of the Board is responsible for the development and periodic review of succession plans for members of senior management. This includes a commitment to fostering diversity outside of the Board and C-suite.

•
Prohibition on Hedging and Pledging. We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.

•	Board and Committee Self-Evaluations. The Nominating and Corporate Governance Committee and Executive Chairman oversee an annual evaluation of the Board and its committees.
•
Stockholder Engagement. Frontier is committed to building long-term stockholder relationships and transparency in communication. Since Emergence, we have held numerous meetings with institutional stockholders to discuss various topics, including Frontier’s financial performance, fiber strategy, corporate governance, sustainability, and executive compensation program.

•
Corporate Culture, Social Responsibility and Sustainability. Since May 2021, Frontier has undertaken a significant transformation with the newly defined purpose of Building Gigabit AmericaTM. Our strategy involves four key priorities: build fiber, sell fiber, improve customer experience, and simplify operations. We are committed to connecting underserved individuals to digital society, developing a talented, diverse, and sustainable workforce, being stewards of the environment, and maintaining the highest principles of corporate governance.

•
Comprehensive Ethics and Compliance Programs. Frontier conducts annual compliance training focusing on risk areas identified by our Chief Legal Officer and Chief Compliance Officer. The Company also maintains a third-party managed hotline that permits the anonymous reporting of potential violations of our Code of Business Conduct and other concerns. All hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.

Frontier Communications	26	2023 Proxy Statement

Corporate Governance
Our Board has adopted Corporate Governance Guidelines, a Code of Ethics, and charters for each of our three standing Board committees to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics on the Investor Relations page of our website at www.frontier.com , or upon request to our Corporate Secretary.
Code of Ethics
Our Code of Ethics applies to all employees, executive officers, and directors. Specific provisions applicable to our principal executive officer and senior financial officers are contained in our Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the “Executive Code”). We intend to disclose on our website any amendment to, or waiver of, any provision of our Code of Ethics or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Corporate Secretary, or on the Investor Relations page of our website at www.frontier.com .
Chief Executive Officer Succession
The Board is actively engaged in managing executive talent and succession planning. The Compensation and Human Capital Committee reviews and considers succession plans for the CEO and other members of the senior leadership team, and oversees the development of the CEO, senior leadership team candidates and other executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.
Frontier Communications	27	2023 Proxy Statement

2	Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm
Board Recommendation
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since 1936, and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders.
The ratification of this appointment is being submitted to stockholders because we value the opinions of our stockholders and believe that ratification of the appointment is a sound corporate practice. In the event that stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain KPMG.
A representative of KPMG is expected to participate at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.
The Board unanimously recommends that you vote FOR the ratification of selection of KPMG as the Company’s independent registered public accounting firm for 2023.
Audit and Non-Audit Fees
The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:
	2022	2021
Audit Fees	$6,364,600	$8,272,100
Audit-Related Fees	11,000	11,000
Tax Fees	218,610	1,414,194
All Other Fees	—	—
Total	$6,594,210	$9,697,294
Audit Fees
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, and audit services provided in connection with other subsidiary audit reports and professional services rendered in connection with Frontier’s debt offerings.
Audit-Related Fees
For 2022 and 2021, audit-related fees primarily relate to professional services rendered in connection with agreed-upon procedure reports.
Tax Fees
Tax fees for 2022 and 2021 primarily relate to tax consulting services as well as professional services rendered in connection with the preparation of transactional tax filings.
Frontier Communications	28	2023 Proxy Statement

Proposal 2
Policy on Pre-Approval
The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by KPMG LLP to ensure that the provision of such services does not impair our public accounting firm’s independence. All services provided by KPMG LLP for 2022 and 2021 were pre-approved by the Audit Committee.
Report of the Audit Committee
Frontier’s Audit Committee consists of five independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee operates pursuant to a charter that is available on the Investor Relations page of our website at www.frontier.com .
The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to appoint and retain our independent registered public accounting firm, and to approve the audit and non-audit services to be provided. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, which is being presented to stockholders at the Annual Meeting for ratification.
Submitted by:
Margaret M. Smyth, Chair
Lisa V. Chang
Pamela L. Coe
Stephen C. Pusey
Prat Vemana
Frontier Communications	29	2023 Proxy Statement

Executive Compensation
LETTER FROM THE CHAIR OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE
Dear Stockholders,
2022 was a remarkable year for our executive leadership team and employees as the Company executed on its strategic priorities of building fiber, selling fiber, improving customer experience, and simplifying operations. Directors have had the opportunity to work closely with one another and with senior management as we have overseen significant progress in the face of significant challenges. We are pleased with the Company’s trajectory.
As shown in the following CD&A, the Compensation and Human Capital Committee believes strongly in a pay-for-performance philosophy and an alignment of compensation with long-term creation of shareholder value. We are committed to ensuring that compensation opportunities are designed with that philosophy in mind, and we believe this commitment is evidenced by the structure of the Company’s annual incentive program and long-term equity programs.
The Compensation Committee will continue to evolve our executive compensation programs as needed to support our long-term business strategy consistent with our stated design principles.
Sincerely,
Pamela L. Coe (Chair)
Frontier Communications	30	2023 Proxy Statement

Executive Compensation
Compensation Discussion and Analysis
Executive Overview
2022 Highlights and Priorities
2022 was a pivotal year for Frontier. Our financial performance was strong, and we continued to make substantial progress in executing our four key strategic priorities ahead of plan. Below are several of our key 2022 financial and performance highlights:
Fiber Deployment: We exceeded our initial 2022 plan, building fiber to approximately 1.2 million locations. As of December 31, 2022, we had approximately 5.2 million total locations passed with fiber, surpassing the halfway mark to our goal of 10 million total locations.
Fiber Penetration: In 2022, we achieved a record 250,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 17% compared to the fourth quarter of 2021. Fiber broadband customer net additions continued to outpace copper broadband customer net losses, resulting in 40,000 total broadband customer net additions in 2022.
Customer Experience: We are focused on delivering an exceptional experience for our customers. In 2022, significant progress included:
•	Fiber Net Promoter Score (NPS) increased 10 points, from +9 points at the end of 2021 to +19 points at the end of 2022.
•	Fiber broadband churn improved 7 basis points from 1.45% in 2021 to 1.38% in 2022.
•	We launched our reinvented brand in April 2022.
•	We introduced our new customer app in November 2022.
•	We launched our 2 Gbps (Gigabits per second) fiber product offering in February 2022, and our 5 Gbps fiber product offering in January 2023.
Operational Efficiency: Across the entire company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of approximately $250 million more than one year ahead of plan.
Pay-For-Performance Philosophy and Stockholder Alignment
The Compensation and Human Capital Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO, Executive Chairman and other NEOs is “at-risk” and dependent upon Frontier’s future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on a combination of market practice and internal comparisons of pay (as appropriate) and payments based on performance relative to pre-determined financial goals and strategic objectives. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
The majority of our total compensation for our NEOs is “at-risk” based on the achievement of specific performance goals and stock price performance.
Frontier Communications	31	2023 Proxy Statement

Executive Compensation
Summary of Our 2022 Executive Compensation Program
Our executive compensation program currently consists of fixed and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Frontier’s executive compensation for 2022 and their purpose:
	Objective & Metrics	Type	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market	Cash	• Reflects individual skills, experience, responsibilities and performance • Provides a stable and reliable source of income
Annual Incentive Plan (AIP)
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives; performance goals based on the following metrics (weighting):
• Adjusted EBITDA (45%)
• Revenue (20%)
• Fiber Locations Constructed (17.5%)
• Net Fiber Broadband Adds (17.5%)
		Cash	• Performance-based reward tied to achievement of short-term (annual) corporate and financial goals • Pays only if established threshold performance levels are met
Long-Term Incentive (LTI)
Restricted Stock Units (RSUs) (33%)	Promote executive retention over the long-term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Earned over three years (vesting 1/3 per year)
Performance Stock Units (PSUs) (67%)
Closely align executive and stockholder interests over a three-year period and aid in retention; performance goals based on the following metrics (weighting):
• Adjusted Fiber EBITDA (33.33%)*
• Fiber Locations Constructed (33.33%)*
• Expansion Fiber Penetration (33.33%)**
• Subject to a 3-year relative TSR modifier (+/- 20%)

*For the 2021 Emergence Grant, goals for 2021 were established in 2021; and goals for 2022 and 2023 were established in early 2022. For the 2022 CEO Grant, goals for 2022 and 2023 were established in early 2022 and goals for 2024 were established in 2023.

**For the 2021 Emergence Grant, goals for 2021-2023 were established in 2021. For the 2022 CEO Grant, goals for 2022-2024 were established in 2022.
Equity
• Performance-based reward tied to achievement of long-term (3-year) corporate and financial goals
• Promotes retention and enhances executive stock ownership
• Earned after the three-year performance period

For the NEOs other than the CEO, the 2022 LTI program did not include a new award; rather, the NEOs continue to build on the momentum of the 2021 Emergence Grants (as described below).

Other Benefits	Provide standard programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefits	• NEOs receive broad-based benefits made available to similarly situated employees • No excessive perquisites
Frontier Communications	32	2023 Proxy Statement

Executive Compensation
Overview of our CEO’s Pay
Mr. Jeffery’s target total direct compensation (TDC) for 2022 is set forth below. During 2022, a significant portion of Mr. Jeffery’s compensation was awarded in the form of RSUs and PSUs, the realized value of which will be dependent on our stock price and the achievement of financial and operational performance goals. Any earned PSUs are further subject to a relative TSR modifier which can result in the number of PSUs received being +/- 20% of the earned amount. The Compensation and Human Capital Committee works closely with its independent compensation consultant, Willis Towers Watson, to maintain an executive compensation peer group for the use of benchmarking competitive levels and market practices which is used in setting the compensation for Mr. Jeffery and our other NEOs. See “Role of the Executive Compensation Peer Group” below.
Element	Target Amount
Base Salary	$1,300,000
Annual Cash Incentive	$2,600,000
Restricted Share Unit Awards	$2,166,667
Performance Share Unit Awards	$4,333,333
Target Total Direct Compensation	$10,400,000
2021 Executive Compensation Program – Impacts on 2022 Compensation
We successfully emerged from chapter 11 bankruptcy on April 30, 2021 (“Emergence”). Although several compensation decisions implemented during 2021 following Emergence resulted from decisions and input from certain equitizing noteholders, such as the size of Mr. Stratton’s one-time long-term equity-based award, the Compensation and Human Capital Committee was responsible for (i) designing the equity award program for our post-Emergence executive officers (other than the terms for Mr. Stratton and Mr. Jeffery that had already been established pre-Emergence), (ii) establishing the target goals and payout levels applicable to performance awards, and (iii) implementing the grants to Messrs. Stratton and Jeffery.
With respect to the post-Emergence equity award program implemented in 2021, the Compensation and Human Capital Committee believed that the structure agreed to for Messrs. Stratton and Jeffery prior to Emergence (i.e., 33% RSUs and 67% PSUs with a maximum PSU opportunity of 300% of target) was an appropriate balance of time and performance-based awards and provided the opportunity to incentivize high-level achievement of the applicable performance goals. The Compensation and Human Capital Committee wanted to ensure the equity program designed for all of the Company’s executive officers was aligned with the equity program to be implemented for Messrs. Stratton and Jeffery.
Taking into account various considerations described in detail in the 2022 Proxy Statement, and in consultation with outside advisors, the Compensation and Human Capital Committee determined to set the target level of the 2021 Emergence Grants at 3x the annualized target award values established for the NEOs (other than for Mr. Stratton, whose one-time grant was determined separately). This enhanced emergence award was intended to deliver competitive target compensation levels on an annualized multi-year basis and provide incentives to achieve the challenging and aspirational performance goals under our new strategic plan measured over the three years following Emergence. Given the unique circumstance of Emergence, this enhanced award was intended to be one-time in nature. Further, this award was intended to cover a two-year period, with no additional grants to be made until 2023, except in connection with market adjustments or promotions. Other than for Mr. Jeffery, no new RSUs or PSUs were awarded to the NEOs during 2022.
Mr. Stratton’s compensation arrangement was designed by certain equitizing noteholders during our bankruptcy, with the guidance of their own outside advisors, to reflect the overall value proposition that these holders expected Mr. Stratton to deliver both pre- and post-Emergence. This compensation package included an equity-based award, to be granted at Emergence, having a grant date value equal to 1% of the equity value of the Company at Emergence. Mr. Stratton’s grant was designed to be 67% performance-based and was designed to be a one-time grant covering a multi-year period. Mr. Stratton’s grant was implemented under the 2021 Management Incentive Plan and described in our 2022 Proxy Statement. There are no current plans to make additional equity-based grants to Mr. Stratton in the future.
Frontier Communications	33	2023 Proxy Statement

Executive Compensation
Information regarding the design structure, implementation and impact on 2022 compensation for the NEO’s 2021 Emergence Grants and Mr. Stratton’s emergence grant is set forth in this CD&A under “2022 Reporting of the 2021 Emergence Grant” and “Background Regarding Our Executive Chairman’s Compensation.”
EXECUTIVE COMPENSATION FRAMEWORK AND GOVERNANCE
Our Compensation and Human Capital Committee is committed to ensuring that our executive compensation programs continually evolve as necessary to support our business strategy and organizational context, and that they are designed to result in value to our stockholders.
Our Executive Compensation Philosophy
The Compensation and Human Capital Committee’s compensation philosophy takes into account the various goals for retaining and incentivizing the Company’s leadership team while balancing the interests of shareholders:
•
Maintain clear alignment between the interests of our executives and those of our stakeholders by rewarding performance measured by key financial metrics, strategic objectives, and stock price performance.

•	Reinforce our performance culture for our NEOs by making a significant portion of their compensation at risk (i.e., contingent upon stock price and specified operational Company performance).
•
Attract, hire, and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity, and the nature of our business.

Executive Compensation Governance Highlights
The Compensation and Human Capital Committee is committed to implementing and maintaining strong governance practices that will protect and promote the long-term value of the Company for its stockholders and lay the foundation for a successful executive compensation program for our NEOs:
What We Do	Deliver a significant portion of executive compensation through performance-based, at-risk pay
Maintain a relevant peer group for aligning pay
Set challenging and diverse annual and long-term incentive goals that align with our strategy
Set caps on incentive payouts
Maintain a clawback policy with respect to incentive compensation
Require robust share ownership by executives, with minimum ownership levels defined by role
Maintain double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of similarly situated employees
Consult with an independent consultant on compensation levels and practices
Frontier Communications	34	2023 Proxy Statement

Executive Compensation
WHAT WE DON’T DO	Establish uncapped incentive compensation opportunities
Provide single-trigger cash severance in connection with a change in control
Re-price stock option awards. Further, our plans expressly forbid exchanging underwater options for cash without stockholder approval
Permit hedging or pledging of equity
Pay dividends or dividend equivalents on unvested restricted stock units
Provide supplemental executive retirement plans
Shareholder Engagement and Results of 2022 Say on Pay Vote
The Board strongly believes in proactive engagement, communication, and transparency with the Company’s stockholders. The Company is committed to ongoing engagement with its investors and seeks their input on a variety of matters, including executive compensation, corporate governance and ESG matters, which is regularly shared with the Board. During 2022, we engaged with holders of over 85% of the outstanding shares of our common stock.
During 2022, our senior management participated in several investor conferences and held meetings with certain of our stockholders to discuss our financial performance, strategy, corporate governance, and executive compensation program. At our 2022 Annual Meeting, the advisory “say-on-pay” vote relating to the 2021 executive compensation for our NEOs received the support of 97% of votes cast by stockholders present in person or represented at the meeting. In addition, the Board recommended that stockholders vote that future say-on-pay votes should be held “every year” and has adopted that policy. Given this high level of support, the Compensation and Human Capital Committee did not make any specific changes to our compensation programs as a result of the 2022 say-on-pay vote. In evaluating the design of our executive compensation and the compensation decisions for each of the NEOs, the Compensation and Human Capital Committee intends to consider the results of future “say-on-pay” votes.
Role of the Compensation and Human Capital Committee
The Compensation and Human Capital Committee administers the executive compensation program for all NEOs, as well as other executives within the Company. While Frontier management provides input, it is the responsibility of the Compensation and Human Capital Committee to evaluate and approve the executive compensation philosophy, plans, policies, and programs in line with the process outlined below, to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk-taking. The executive compensation program is determined and administered solely by the Compensation and Human Capital Committee.
Frontier Communications	35	2023 Proxy Statement

Executive Compensation
STEP 1: Input on Compensation	STEP 2: Compensation Committee Decisions	STEP 3: Compensation Committee Oversight
Our CEO and Executive Chairman provide recommendations to the Compensation and Human Capital Committee on the compensation of all other NEOs. The Executive Chairman and CEO do not make recommendations on their own pay.

These recommendations take into consideration the competitive market pay data provided by the Compensation and Human Capital Committee’s independent compensation consultant (Willis Towers Watson), as well as the terms of our NEOs’ employment agreements and an evaluation of the NEO’s role, contributions, and performance in achieving Company performance and long-term potential. The Compensation and Human Capital Committee will also consider the value of previous equity awards and internal pay equity.
Subsequently, the Compensation and Human Capital Committee determines the NEOs’ compensation, ensuring that it is aligned with our executive compensation philosophy.
The Compensation and Human Capital Committee reviews and approves:

• Objectives for each NEO

• Variable pay target opportunities for incentive awards

• Performance metrics for incentive awards

The Compensation and Human Capital Committee ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

Role of the Independent Compensation Consultant
While the Compensation and Human Capital Committee has ultimate responsibility for compensation-related decisions, the committee has retained Willis Towers Watson as an independent consultant on executive compensation matters. Willis Towers Watson assists the Compensation and Human Capital Committee in its evaluation of the compensation provided to our CEO and other NEOs. Representatives from Willis Towers Watson generally attend Compensation and Human Capital Committee meetings and provide information, research and analysis pertaining to executive compensation and governance as requested by the Compensation and Human Capital Committee.
During fiscal year 2022, Willis Towers Watson was paid approximately $250,000 for the executive and director compensation consulting services it provided to the Compensation and Human Capital Committee. Other professional consulting services provided by Willis Towers Watson to the Company, which were requested by management, not approved by the Compensation and Human Capital Committee or the Board and not related to executive compensation, totaled approximately $2.9 million, consisting primarily of health & welfare, retirement, and insurance services. The Compensation and Human Capital Committee has considered the independence of Willis Towers Watson, consistent with the requirements of the Nasdaq, and taking into account other relevant factors, has determined that Willis Towers Watson is independent. Further, pursuant to SEC rules, the Compensation and Human Capital Committee conducted a conflicts of interest assessment and determined there is no conflict of interest resulting from retaining Willis Towers Watson. The Compensation and Human Capital Committee will reassess the independence of Willis Towers Watson at least annually.
Role of the Executive Compensation Peer Group
The Compensation and Human Capital Committee uses market data as a key input in determining executive officer compensation and maintains an executive compensation peer group for the use of benchmarking competitive compensation levels and market practices. The committee uses the market data with the CEO’s evaluation of performance and compensation recommendations for the other executive officers and then applies its judgment to set
Frontier Communications	36	2023 Proxy Statement

Executive Compensation
executive officer target compensation. While the committee considers peer group compensation information when setting executive compensation, it believes that compensation decisions are multi-dimensional and require consideration of other factors, including market competition for the position and the unique experience, qualities and potential that an executive brings to the Company. In late 2021, we worked with Willis Towers Watson to establish our peer group to help ensure we provide our NEOs with fair and market-competitive compensation and to support retention of our key leaders. We selected companies:
•	Similar in size and complexity to Frontier, based primarily on revenue, but including other relevant financial metrics (e.g., EBITDA, enterprise value, market capitalization)
•	In the telecom industry, including communication services and information technology
•	In competition with Frontier for executive talent
Our peer group is regularly reviewed by the Compensation and Human Capital Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee reviewed and reaffirmed the following peer group in September 2022:
Executive Compensation Peer Group
Altice USA, Inc. Amphenol Corporation CommScope Holding Company, Inc. Juniper Networks, Inc. Liberty Latin America LTD Lumen Technologies, Inc.	Motorola Solutions, Inc. News Corporation Qorvo, Inc. Rogers Communications, Inc. Shaw Communications, Inc. Sirius XM Holdings, Inc.	Telephone and Data Systems, Inc. TELUS Corporation Thomson Reuters Corporation United States Cellular Corporation
2022 EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility and years of experience, with reference made to relevant competitive market data. Base salaries for executive officers are reviewed on an annual basis or upon promotion or other change in responsibilities.
The following table sets forth the base salaries for each of our NEOs at the end of 2022:
Base Salary as of December 31, 2022
Nick Jeffery	$1,300,000
John Stratton	$1,000,000
Scott Beasley	$650,000
Mark Nielsen	$900,000
Veronica Bloodworth	$650,000
Annual Incentive Plan
The Annual Incentive Plan encourages a focus on Company performance and achievement of specific short-term financial and strategic goals. The annual performance goals for the 2022 Annual Incentive Plan were based on the four metrics - Adjusted EBITDA, Revenue, Fiber Locations Constructed and Net Fiber Broadband Adds - and weighted as shown below.
In February 2023, the Compensation and Human Capital Committee reviewed, measured, and approved Frontier’s 2022 performance against each of these annual targets.
Frontier Communications	37	2023 Proxy Statement

Executive Compensation
($ in millions) Performance Factor	Weighting	2022 Performance Goals			2022 Actual	Weighted Payout
		Threshold	Target	Maximum
Adjusted EBITDA* (performance payout)	45%	$1,764 50%	$2,075 100%	$2,386 130%	$2,080 100.4%	45.2%
Revenue (performance payout)	20%	$4,964 70%	$5,840 100%	$6,716 130%	$5,787 98.2%	19.6%
Fiber Locations Constructed (performance payout)	17.5%	700,000 70%	1,000,000 100%	1,300,000 130%	1,225,119 122.5%	21.4%
Net Fiber Broadband Adds (performance payout)	17.5%	182,000 70%	260,000 100%	338,000 130%	249,241 95.9%	16.8%
Weighted Average Payout:						103.0%
*
Adjusted EBITDA is a Non-GAAP financial measure. We use Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

The NEOs received the following payouts under the Annual Incentive Plan for 2022 performance:
Name	Annual Bonus Target (%)	Annual Bonus Target ($)	2022 Actual Payout
Nick Jeffery	200%	$2,600,000	$2,678,000
John Stratton	200%	$2,000,000	$2,060,000
Scott Beasley	100%	$650,000	$669,500
Mark Nielsen	100%	$900,000	$927,000
Veronica Bloodworth	100%	$650,000	$669,500
2022 Equity Awards
In connection with Emergence, the bankruptcy court approved the 2021 Management Incentive Plan (the “MIP”). Under the MIP, the Company was authorized to grant up to 15.6 million shares of Frontier stock in order to recruit new management and provide competitive equity-based compensation.
As discussed above, the target award levels for the 2021 Emergence Grants were set at 3x the annualized target award values established for the NEOs (other than for Mr. Stratton, whose one-time grant was determined separately) and this award was intended to cover a two-year period, with no additional grants to be made until 2023, except for awards to be made in 2022 in connection with market adjustments or promotions. As described below, none of the NEOs, other than Mr Jeffery, received a new equity award during 2022.
In 2022, the Compensation and Human Capital Committee approved an equity award for Mr. Jeffery (the “2022 CEO Grant”) consisting of:
•
PSUs (67%): Subject to a 3-year overall performance period (2022-2024), with “threshold” (50% payout), “target” (100% payout), and “maximum” (200% payout), and subject to a relative TSR modifier (+/- 20%), which provides that the portion of the PSUs earned based on operational goals may be increased or decreased by 20%. Mr. Jeffery received 166,860 Performance Stock Units at target.

•	RSUs (33%): Time vest in equal one-third installments over a three-year period. Mr. Jeffery received 83,430 Restricted Stock Units.
Frontier Communications	38	2023 Proxy Statement

Executive Compensation
The Compensation and Human Capital Committee determined it was appropriate to approve the 2022 CEO Grant in order to more competitively align Mr. Jeffery’s annual total target direct compensation level for 2022 with the market median. The 2022 CEO Grant had a target award value of $6.5 million (the annual target award value previously approved for Mr. Jeffery under his employment agreement was $5 million). With this increase in the target award value of Mr. Jeffery’s annual equity award, his annual total target direct compensation is slightly above the median of the peer group. The Compensation and Human Capital Committee also took into account the strong performance exhibited by Mr. Jeffery during his first year in the role of CEO and the desire to continue to retain Mr. Jeffery. The 2022 CEO Grant is 67% performance-based and is intended to ensure that the CEO is further aligned with our shareholder’s interests and the Company’s financial performance. The maximum number of PSUs that can be earned under the 2022 CEO Grant is 200% of the target level, which was reduced from the 300% level applicable to the 2021 Emergence grant.
Performance Share Units – CEO 2022 Grant
PSUs help to ensure our executives’ pay is directly linked to the achievement of strong, sustained long-term operating performance.
Mr. Jeffery’s 2022 CEO Grant will vest at the end of the 2022-2024 performance period and will be earned based on the factors described below, with performance assessed over three years. Additionally, a three-year TSR metric acts as a modifier to provide for +/- 20% of the earned award (but subject in all events to a maximum of 200% of the target number of PSUs).
Performance Factor
Adjusted Fiber EBITDA 33.3% weight Goals for 2022 & 2023 were set in 2022 Goals for 2024 were set in 2023
Fiber Revenue less corresponding Fiber Operating Expenses, adjusted to exclude certain pension /OPEB expenses, stock-based compensation, severance, restructuring costs, acquisition/divestiture costs and certain other non-recurring items, the impact of changes in accounting rules, in each case as approved by the Compensation Committee, and any other adjustments the Compensation and Human Capital Committee deems appropriate. Adjusted Fiber EBITDA is a non-GAAP measure

Fiber Locations Constructed 33.3% weight Goals for 2022 & 2023 were set in 2022 Goals for 2024 were set in 2023	Fiber locations constructed and Open-For-Sale after construction activity is complete (includes both greenfield and brownfield construction)
Expansion Fiber Penetration 33.3% weight: 3-Year Target Goals for 2022-2024 were set in 2022
Penetration defined as the number of Fiber Customers divided by Number of Fiber Locations Open-For-Sale, when a group reaches 12 or 24 months of Open-For-Sale (includes both greenfield and brownfield construction)

Relative TSR Modifier +/- 20% The modifier is capped at 100% if absolute TSR is negative, and the total PSU payout can never exceed 200%. The modifier is applied at the end of the performance period.
The change in FYBR stock price over the measurement period (including any reinvested dividends) as compared to the S&P 400 Mid Cap Index. Measured from January 1, 2022 through December 31, 2024 based on a 20-day Volume Weighted Average Price (VWAP) for both the beginning and ending price

Performance is calculated on each metric independently; PSUs can be earned even if performance on one or more metrics is below threshold. At the threshold performance level, the payout would be 50% of the target award; at the target performance level, the payout would be 100% of the target award; and at the maximum performance level, the payout would be 200% of the target award.
Final PSU payouts are increased or decreased by 20% at the end of 2024, based on our interpolated Relative TSR performance versus the S&P 400 Mid Cap Index. The total earned award will be determined as a percent of PSU target shares, but in no event will it be greater than 200% of the target number of units.
The payout of the 2022-2024 PSUs will be determined after the performance period ends on December 31, 2024 and is expected to be paid in March 2025.
Frontier Communications	39	2023 Proxy Statement

Executive Compensation
In accordance with applicable disclosure rules, the portion of the 2022-2024 PSUs relating to the Expansion Fiber Penetration metric is fully reflected in the Summary Compensation Table and Grants of Plan Based Awards Table in this Proxy Statement. The goals for Adjusted Fiber EBITDA and Fiber Locations Constructed were not fully set in 2022, and, as such, there was no grant date established for accounting/disclosure purposes for those portions of the award during 2022. The Compensation Committee set the remaining portions of the goals for the 2022-2024 performance period in the beginning of 2023, and we will be reporting the remaining portions of the 2022-2024 PSUs in next year’s Summary Compensation Table and Grants of Plan Based Awards Table. As a result, 55,620 PSUs with a target value of $1,491,172 are disclosed in this year’s Proxy Statement and the value of the remaining 111,240 PSUs will be disclosed in next year’s Proxy Statement.
Restricted Stock Units – CEO 2022 Grant
The Restricted Stock Unit portion of our long-term incentive is also directly linked to our share price. If our share price decreases, so does the value of the NEO’s compensation. RSUs also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. Mr. Jeffery’s 2022 RSU grant vests in equal installments over three years: one-third in each of March 2023, 2024, and 2025.
Impact of 2021 Emergence Grant on 2022 Compensation Reporting
Although several compensation decisions implemented during 2021 following Emergence resulted from decisions and input from certain equitizing noteholders, such as the size of Mr. Stratton’s one-time long-term equity-based award, the Compensation and Human Capital Committee was responsible for (i) designing the equity award program for our post-Emergence executive officers (other than the terms for Mr. Stratton and Mr. Jeffery that had already been established pre-Emergence), (ii) establishing the target goals and payout levels applicable to performance awards, and (iii) implementing the grants to Messrs. Stratton and Jeffery.
In setting the target level for the 2021 Emergence Grants, the Compensation and Human Capital Committee considered various factors described in detail in the 2022 Proxy Statement, and in consultation with outside advisors, determined to set the target level at 3x the annualized target award values established for the NEOs (other than for Mr. Stratton, whose one-time grant was determined separately). This enhanced 2021 Emergence Grant was intended to provide competitive target compensation levels on an annualized multi-year basis and provide incentives to achieve the challenging and aspirational performance goals under our new strategic plan measured over the three years following Emergence. The Committee also wanted to ensure the equity program designed for all of the Company’s executive officers was aligned with the equity program to be implemented for Messrs. Stratton and Jeffery. Further, this award was intended to cover a two-year period, with no additional grants to be made until 2023, except in connection with market adjustments or promotions.
The Compensation Committee approved the 2021 Emergence Grants with the following design for the NEOs:
•
PSUs (67%): Subject to a 3-year overall performance period (2021-2023), with “threshold” (50% payout), “target” (100% payout), “maximum” (200% payout) and “stretch maximum” (300% payout) levels, and subject to a relative TSR modifier (+/-20%); however, the PSU payout cannot exceed 300% of target in any event. The TSR modifier is measured by the change in FYBR stock price over the measurement period (including any reinvested dividends) as compared to the S&P 400 Mid Cap Index, measured from emergence through 12/31/2023 based on a 20-day Volume Weighted Average Price (VWAP) for both the beginning and ending price.

•	RSUs (33%): Time vest in equal one-third installments over a three-year period beginning on the date of Emergence or the executive’s date of hire.
None of the NEOs, other than Mr. Jeffery, received a new equity award during 2022. In accordance with the disclosure rules, with respect to the 2021 Emergence Grant, only the portion of the PSUs relating to the Expansion Fiber Penetration metric were reflected in the Summary Compensation Table and Grant of Plan Based Awards Table in last year’s Proxy Statement because the performance goals applicable to the entire 3-year performance period were established during 2021. The goals for Adjusted Fiber EBITDA and Fiber Locations Constructed were not fully set in 2021, and, as such, there was no grant date established for accounting/disclosure purposes for those portions of the award during 2021. The Compensation Committee set the remaining portions of the goals for the 2021-2023 performance period in the beginning of 2022, and we reported the remaining PSU portion of the 2021 Emergence Grant in the 2022 Summary Compensation Table and Grant of Plan Based Awards Table in this Proxy Statement.
Frontier Communications	40	2023 Proxy Statement

Executive Compensation
The table below illustrates how the PSUs from the 2021 Emergence Grant are reported in the Summary Compensation Table and Grant of Plan Based Awards Table in last-year’s and this-year’s Proxy Statements. While the reported values of the 2021 Emergence Grants may differ from the target award values approved by the Compensation Committee, the Committee believed it was appropriate to award compensation based on targeted award values derived from market data, rather than accounting or financial reporting values.
	# of Emergence PSUs Awarded in 2021 and Reported as 2021 Compensation in 2022 Proxy	Value of Emergence PSUs Awarded in 2021 and Reported as 2021 Compensation in 2022 Proxy	# of Emergence PSUs Awarded in 2021 and Reported as 2022 Compensation in 2023 Proxy	Value of Emergence PSUs Awarded in 2021 and Reported as 2022 Compensation in 2023 Proxy
Nick Jeffery	130,158	$4,015,364	260,315	$7,085,774
John Stratton	577,778	$17,824,451	1,155,556	$31,454,234
Scott Beasley	52,063	$1,606,144	104,126	$2,834,310
Mark Nielsen	45,555	$1,405,382	91,111	$2,480,032
Veronica Bloodworth	52,063	$1,606,144	104,126	$2,834,310
As discussed above, the Compensation Committee approved target award values for each of the NEO’s individual 2021 Emergence Grants, as shown in the table below. Due to various accounting rules applicable to the granting of equity-based awards, the reported value(s) of the 2021 Emergence Grants as required to be shown in the Summary Compensation Table and Grants of Plan Based Awards Table in the 2022 and 2023 Proxy Statements are higher than the target award values approved by the Compensation Committee. The Compensation Committee was aware that the reported values of the 2021 Emergence Grants may be different from the target award values approved, but believed it was appropriate to award compensation based on targeted award values, rather than accounting or financial reporting values.
	Emergence PSUs #	Emergence PSUs Total Reported Value	Emergence RSU #	Emergence RSUs Reported Value	Total Reported Value of 2021 Emergence Grant	Total Target Award Value of 2021 Emergence Grant
Nick Jeffery	390,473	$11,101,138	195,237	$5,613,064	$16,714,202	$15,000,000
John Stratton	1,733,334	$49,278,686	866,667	$24,916,676	$74,195,362	$66,586,000
Scott Beasley	156,189	$4,440,453	78,095	$2,245,231	$6,685,685	$6,000,000
Mark Nielsen	136,666	$3,885,423	68,333	$1,964,574	$5,849,997	$5,250,000
Veronica Bloodworth	156,189	$4,440,453	78,095	$2,245,231	$6,685,685	$6,000,000
Background Regarding Our Executive Chairman’s Compensation
Mr. Stratton’s compensation arrangement was designed by certain equitizing noteholders during our bankruptcy, with the guidance of their own outside advisors, to reflect the overall value proposition that these holders expected Mr. Stratton to deliver both pre- and post-Emergence. This compensation package, which is memorialized in Mr. Stratton’s employment agreement approved by the pre-Emergence Board of Directors, included an equity-based award, to be granted at Emergence, having an award value equal to 1% of the equity value of the Company at Emergence. Mr. Stratton’s grant was designed to be 67% performance-based and was designed to be a one-time grant covering a multi-year period. Prior to Emergence, the terms of Mr. Stratton’s employment agreement were approved by the pre-Emergence Board of Directors with the support of over 80% of the Company’s equitizing noteholders, as indicated in a letter filed with the bankruptcy court.
Mr. Stratton’s grant was implemented under the 2021 Management Incentive Plan as disclosed above and in our 2022 Proxy Statement. There are no current plans to make additional equity-based grants to Mr. Stratton in the future.
Frontier Communications	41	2023 Proxy Statement

Executive Compensation
Benefits
We provide benefits to our NEOs on the same basis as all of our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. We provide limited perquisites to NEOs when the circumstances make it appropriate for the Company to provide such benefits. Specifically, during 2021 and 2022, Mr. Jeffery was provided with temporary housing and a relocation stipend of up to $100,000, to be paid in accordance with the Company’s standard relocation policy.
Other Matters
Stock Ownership Guidelines
To further align our executives’ interests with those of our stockholders, the Compensation and Human Capital Committee established robust stock ownership guidelines for the CEO and the other executive officers. The CEO is expected to own shares of Frontier stock having a minimum value of 6x base salary, and our other executive officers are expected to own shares of Frontier stock having a minimum value of 3x base salary. Our NEOs are expected to meet their respective minimum ownership guideline within five years.
Hedging and Pledging Prohibition
We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.
Employment Agreements; Termination of Employment and Change-in-Control Arrangements
To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment severance benefits to our NEOs. The terms of each NEOs’ severance benefits are set forth in his or her employment agreement with the Company (or, for Mr. Nielsen, as set forth in a severance letter approved by the pre-Emergence Compensation Committee). The terms of each NEO’s severance arrangement are described under the heading “Employment Agreements” below and are quantified under the heading “Potential Payments upon Termination of Employment or Change-in-Control” below. None of the employment agreements or Mr. Nielsen’s severance letter provide for single-trigger cash severance payments upon a change of control.
The RSU and PSU award agreements applicable to the Emergence equity grants made in 2021, and, with respect to Mr. Jeffery, the equity grant in 2022, provide that if an executive officer’s employment is terminated by the Company “without cause” or the executive resigns for “good reason”, the NEO’s time-based RSUs will vest in the number of shares that would have otherwise vested over the next 12 months, and the PSUs will remain outstanding and will be eligible to vest based on performance measured at the end of the performance period, pro-rated for time served during the total performance period. With respect to Mr. Stratton, if he is terminated by the Company “without cause” or resigns for “good reason,” or upon his death or disability, all of his unvested RSUs will become vested, and his PSUs will vest at “target” level performance. In the event of a change of control, the 2021 Management Incentive Plan (the “2021 Plan”) and the award agreements provide that unvested awards will only become vested if the buyer does not provide “replacement awards” as determined under the 2021 Plan. PSUs that are assumed or replaced by a buyer would be converted into time-based awards. If any unvested awards are replaced and assumed by the buyer, unvested awards would become immediately vested if the executive officer is involuntarily terminated by the buyer within 24 months following the change of control.
Clawback Policy
The Compensation and Human Capital Committee adopted a clawback policy which provides that in the event the Company is required to restate its financial statements due to the Company’s material non-compliance with applicable financial reporting requirements, and the Compensation Committee determines that a covered executive’s fraud or
Frontier Communications	42	2023 Proxy Statement

Executive Compensation
misconduct caused or contributed to such non-compliance, the covered executive will be required to repay or forfeit any excess incentive compensation received by the covered executive during the three-year period prior to the date of the restatement. Under the clawback policy, “covered executives” includes the Company’s executive officers and other senior executives/employees as the Compensation Committee deems appropriate. Incentive compensation includes any equity or cash award that vests or is earned based on financial reporting measures.
On February 22, 2023, Nasdaq released a proposed rule that implements the SEC’s clawback rule mandated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Compensation and Human Capital Committee will review its clawback policy to ensure compliance with the final Nasdaq listing rules once available.
Tax Implications—Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to our covered executive officers in excess of $1 million will generally not be deductible. The exemption from 162(m)’s deduction limit for performance-based compensation was repealed for tax years beginning after December 31, 2017. While the Compensation and Human Capital Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax or accounting considerations.
Frontier Communications	43	2023 Proxy Statement

Compensation Committee Report
The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Compensation and Human Capital Committee:
Submitted by:
Pamela L. Coe (Chair)
Kevin L. Beebe
Lisa V. Chang
Margaret M. Smyth
Maryann Turcke
Frontier Communications	44	2023 Proxy Statement

Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to our 2022 named executive officers, for each of the fiscal years ending December 31, 2020, 2021 and 2022.
Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Nicholas S. Jeffery President & CEO	2022	$1,300,000	$0	$10,743,624	$2,678,000	$14,669	$14,736,293
	2021	$1,113,424	$3,750,000	$9,628,428	$2,659,800	$57,932	$17,209,584
John G. Stratton Executive Chairman	2022	$1,000,000	$0	$31,454,234	$2,060,000	$9,250	$34,523,484
	2021	$666,666	$2,540,659	$42,741,128	$2,046,000	$468,041	$48,462,494
Scott Beasley EVP, Chief Financial Officer	2022	$650,000	$1,500,000	$2,834,310	$669,500	$9,150	$5,662,960
	2021	$357,008	$1,500,000	$3,851,375	$383,728	$2,031	$6,094,141
Mark D. Nielsen EVP, Chief Legal & Regulatory Officer	2022	$900,000	$0	$2,480,041	$927,000	$7,250	$4,314,291
	2021	$900,000	$1,000,000	$3,369,956	$920,700	$6,750	$6,197,406
	2020	$900,000	$1,250,000	—	$1,356,600	$6,852	$3,513,452
Veronica Bloodworth EVP, Chief Network Officer	2022	$650,000	$0	$2,834,310	$669,500	$9,150	$4,162,960
	2021	$470,265	$0	$4,693,347	$503,995	$6,600	$5,674,208
(1)
Amounts in the Bonus column for (i) 2022 represent the second portion of a sign-on cash award for Mr. Beasley; (ii) 2021 represent sign-on cash awards to Messrs. Jeffery, Stratton, and Beasley as well as an Emergence success bonus to Mr. Nielsen; and (iii) 2020 represent cash awards made in lieu of new restricted stock awards to Mr. Nielsen.

(2)
All equity awards have been granted under the 2021 Management Incentive Plan (MIP). With respect to the PSU portion of the 2021 Emergence Grant, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected for 2021, given that the goals relating to such metric for the entire 3-year performance period were established during 2021. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics for the 2022 and 2023 performance years were set in 2022 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics was established during 2022, and the grant date value for such portion is included for 2022.

With respect to Mr. Jeffery’s PSU award approved by the Compensation Committee during 2022 with a performance period of 2022-2024, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected for 2022, given that the goals relating to such metric for the entire 3-year performance period were established during 2022. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics were not set in 2022 for the entire three-year performance period. Pursuant to FASB ASC 718, given that the goals are to be measured cumulatively, there was no grant date established for accounting purposes for that portion of the award.
The grant date values of the portions of the PSUs reflected in the table above were computed in accordance with FASB ASC 718 based on the probable outcome of the applicable performance goals as of the grant dates, which was equal to the “target” value. Frontier uses Monte Carlo simulations to value the total stockholder return modifier to the PSUs. Assuming the highest level of performance on the PSUs established during 2022 and TSR-modifier performance will be achieved, the value of the PSUs included for 2022 would be as follows: Mr. Jeffery - $24,239,667; Mr. Stratton – $94,362,703; Mr. Beasley - $8,502,929; Mr. Nielsen - $7,440,124; and Ms. Bloodworth - $8,502,929. For a discussion of valuation assumptions relating to stock-based awards, see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For additional details regarding the stock awards approved by the Compensation Committee during 2022, see the Compensation Discussion and Analysis. No equity awards were granted during 2020.
(3)	The amounts shown in this column represent cash awards earned under our annual incentive plan for the applicable year.
(4)
All Other Compensation for Mr. Jeffery in 2022 consists of a relocation reimbursement of $11,021, a tax gross-up in accordance with the Company’s relocation policy on that payment of $3,548 and a wellness payment of $100. For all other NEOs, All Other Compensation consists primarily of matching payments under the Company’s 401(k) plan.

Frontier Communications	45	2023 Proxy Statement

Grants of Plan-Based Awards
The following table sets forth information with respect to awards granted to each of our NEOs during 2022.
Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Nicholas S. Jeffery
Annual Cash Incentive			$1,586,000	$2,600,000	$3,250,000
Performance Stock Unit	3/10/22	7/7/21				104,126	260,315	780,946		$7,085,783
Restricted Stock Unit	3/10/22								83,430	$2,166,677
Performance Stock Unit	3/10/22					22,248	55,620	111,240		$7,085,774
John G. Stratton
Annual Cash Incentive			$1,220,000	$2,000,000	$2,500,000
Performance Stock Unit	3/10/22	7/7/21				462,222	1,155,556	3,466,668		$31,454,234
Scott Beasley
Annual Cash Incentive			$396,500	$650,000	$845,000
Performance Stock Unit	3/10/22	7/7/21				41,650	104,126	312,378		$2,834,310
Mark D. Nielsen
Annual Cash Incentive			$549,000	$900,000	$1,170,000
Performance Stock Unit	3/10/22	7/7/21				36,444	91,111	273,332		$2,480,032
Veronica Bloodworth
Annual Cash Incentive			$396,500	$650,000	$845,000
Performance Stock Unit	3/10/22	7/7/21				41,650	104,126	312,378		$2,834,310
(1)
Reflects the target payout amounts for annual incentive plan awards established during 2022 as approved by the Compensation Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2022 for the non-equity incentive plan awards actually earned by the NEOs under the AIP for 2022.

(2)
Reflects the number of shares of common stock that may be earned upon vesting of the PSU awards for which an accounting grant date was established during 2022, assuming the achievement of threshold, target and maximum performance levels (which were 50%, 100% and 300% of the target awards granted under the 2021 Emergence Grants, and 50%, 100% and 200% of the target awards granted to Mr. Jeffery for his 2022 CEO Grant) during the applicable performance period.

(3)	Reflects awards of restricted stock units.
(4)	See footnote (2) to the Summary Compensation Table for Fiscal Year 2022 for additional information regarding the determination of the grant date fair value of time-based RSUs and PSUs.
Frontier Communications	46	2023 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by each of the NEOs at year-end.
Name	Date of Grant	Number of Shares of Stock or Units That Have Not Vested (#)(1)	Market Value of Shares of Stock or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)
Nicholas S. Jeffery	7/7/21	130,158	$3,316,426	390,473	$9,949,252
	3/10/22	83,430	$2,125,796	55,620	$1,417,198
John G. Stratton	7/7/21	577,778	$14,721,783	1,733,334	$44,165,350
Scott Beasley	7/7/21	52,063	$1,326,565	156,189	$3,979,696
Mark D. Nielsen	7/7/21	45,555	$1,160,741	136,666	$3,482,250
Veronica Bloodworth	7/7/21	71,587	$1,824,037	156,189	$3,979,696
(1)
The amounts shown in this column represent RSUs held by the named executive officers as of December 31, 2022. The RSUs granted on 7/7/2021 vest in equal installments on March 4, 2022, 2023 and 2024 for Mr. Jeffery and April 30, 2022, 2023 and 2024 for all other NEOs. The RSUs granted to Mr. Jeffery on 3/10/2022 vest in equal installments on March 4, 2023, 2024 and 2025.

(2)	The market value of RSUs and PSUs reflected in the table is based upon the closing price of the common stock on December 31, 2022, which was $25.48 per share.
(3)	The amounts shown in this column represent the target number of PSUs that may be earned by the NEOs.
Stock Vested
The NEOs acquired the following number of shares upon the vesting of restricted stock units in 2022.
Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas S. Jeffery	65,079	$1,644,546
John G. Stratton	288,889	$7,623,781
Scott Beasley	26,032	$686,984
Mark D. Nielsen	22,778	$601,111
Veronica Bloodworth	35,794	$944,604
Frontier Communications	47	2023 Proxy Statement

EMPLOYMENT ARRANGEMENTS
We are party to employment agreements with Messrs. Jeffery, Stratton and Beasley, and Ms. Bloodworth. Each NEO receives a base salary and is entitled to participate in our annual and long-term incentive plans. Mr. Nielsen, as an incumbent executive officer, is not yet party to a formal employment agreement, but is covered by the terms of a Severance Letter that was implemented by the pre-Emergence Compensation Committee prior to our bankruptcy filing.
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL
The following summarizes potential payment treatments that would be made to each of Messrs. Jeffery, Stratton, Beasley and Nielsen and Ms. Bloodworth, as applicable, upon a termination of employment “without cause” or for “good reason” as of December 31, 2022, including following a change-in-control. None of our arrangements provide for single-trigger severance benefits upon a change-in-control. Pursuant to the terms of the equity award agreements, if a “replacement award” is provided by the acquiror in connection with a change-in-control, then outstanding equity awards will not automatically accelerate and will instead be continued in accordance with the terms of the applicable award agreements. If no “replacement award” is provided, then vesting of outstanding equity awards will accelerate upon the applicable change-in-control (“CIC”). The charts below assume that, in connection with a change-in-control, no replacement award is provided.
	N. Jeffery	J. Stratton	S. Beasley	M. Nielsen	V. Bloodworth
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	2 Times	2 Times	1 Times	1 Times	1 Times
Target Bonus	2 Times	2 Times	N/A	N/A	N/A
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Fully Vest	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Sign-on Award	N/A	N/A	N/A	N/A	Fully Vest
Other Benefits (COBRA)	18 mos. subsidized	18 mos. subsidized	12 mos. subsidized	3 mos. subsidized	12 mos. subsidized
Death or Disability
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Fully Vest	Next Vesting	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting	Pro-rata Vesting
Sign-on Award	N/A	N/A	N/A	N/A	Fully Vest
Termination without Cause or Resignation for Good Reason (in connection with CIC)	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 24 months after CIC	Within 6 months prior or 12 months after CIC	Within 24 months after CIC
Base Salary	2 Times	2 Times	1 Times	2 Times	1 Times
Target Bonus	2 Times	2 Times	1 Times	2 Times	1 Times
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Fully Vest	Fully Vest	Fully Vest	Fully Vest	Fully Vest
Performance Share Units	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target	Fully Vest at Target
Sign-on Awards	N/A	N/A	N/A	N/A	Fully Vest
Other Benefits (COBRA)	18 mos. subsidized	18 mos. subsidized	12 mos. subsidized	3 mos. subsidized	12 mos. subsidized
Frontier Communications	48	2023 Proxy Statement

The following summarizes potential payments that would be made under each NEO’s employment agreement upon a termination of employment as of December 31, 2022.
Type	N. Jeffery	J. Stratton	S. Beasley	M. Nielsen	V. Bloodworth
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Target Bonus	$5,200,000	$4,000,000	—	—	—
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$773,678	$14,721,783	$663,283	$580,371	$663,283
Performance Share Units	$8,050,032	$44,165,350	$2,653,130	$2,321,500	$2,653,130
Sign-on Award	—	—	—	—	$497,472
Other Benefits	$23,718	$17,689	$15,738	—	$14,622
Total	$19,247,429	$66,904,822	$4,632,151	$4,701,870	$5,128,506
Death or Disability
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$773,678	$14,721,783	$663,283	$580,371	$663,283
Performance Share Units	$8,050,032	$44,165,350	$2,653,130	$2,321,500	$2,653,130
Sign-on Award	—	—	—	—	$497,472
Total	$11,423,710	$60,887,134	$3,966,413	$3,801,870	$4,463,885
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Base Salary	$2,600,000	$2,000,000	$650,000	$1,800,000	$650,000
Target Bonus	$5,200,000	$4,000,000	$650,000	$1,800,000	$650,000
Prorated Current Bonus	$2,600,000	$2,000,000	$650,000	$900,000	$650,000
Restricted Share Units	$5,442,222	$14,721,783	$1,326,565	$1,160,741	$1,326,565
Performance Share Units	$12,783,647	$44,165,350	$3,979,696	$3,482,250	$3,979,696
Sign-on Award	—	—	—	—	$497,472
Other Benefits	$23,718	$17,689	$15,738	—	$14,622
Total	$28,649,588	$66,904,822	$7,271,999	$9,142,991	$7,768,354
Frontier Communications	49	2023 Proxy Statement

CEO Pay Ratio
For 2022, the ratio of our annual total CEO compensation to the median annual total compensation of all our employees (other than the CEO) as described below, commonly referred to as the “CEO Pay Ratio”, was 384 to 1. We determined that the 2022 median annual total compensation of all our employees who were employed as of December 31, 2022, other than our CEO, was $38,373 which reflects a $41,000 decrease in pension value due to interest rate changes. Without regard to the change in pension value, the ratio would be 186 to 1.
As of December 31, 2022, our total employee population consisted of approximately 14,700 employees. To identify the median employee, we used a Consistently Applied Compensation Measure (CACM) based on W-2 income. Our disclosed pay ratio is calculated in a manner consistent with S-K Item 402(u).
For purposes of this CEO Pay Ratio disclosure, CEO compensation was $14,736,293, which was reported in the Summary Compensation Table.
Relationship of Compensation Policies and Programs to Risk
In consultation with the Compensation and Human Capital Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.
Management reported its findings to the Compensation and Human Capital Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.
A significant portion of our executive compensation program is performance-based, and the Compensation and Human Capital Committee has focused on aligning our compensation principles with the long-term interests of Frontier and avoiding awards or incentive structures that could create unnecessary risks.

Frontier Communications	50	2023 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”
							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for CEO 2(3)	Summary Compensation Table Total for CEO 2(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non- PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income(9) (millions)	Adjusted EBTIDA(10) (millions)
(a)	(b)	(c)	(b 2)	(c 2)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$14,736,293	$16,066,421	N/A	N/A	$12,165,924	$14,199,003	$94.55	$80.41	$436	$2,080
2021	$17,209,584	$17,507,005	$3,997,819	$3,997,819	$13,628,775	$16,785,690	$109.42	$86.41	$4,955	$2,476
2020	N/A	N/A	$7,912,333	$7,912,333	$3,039,974	$3,039,974	N/A	N/A	($402)	$2,898
[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jeffery our Chief Executive Officer, or principal executive officer (PEO), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Jeffery, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jeffery during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jeffery’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Compensation Actually Paid to PEO
2022	$14,736,293	($10,743,624)	$12,073,752	$16,066,421
2021	$17,209,584	($9,628,428)	$9,925,849	$17,507,005
(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.
Frontier Communications	51	2023 Proxy Statement

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of one or more of the following, as specified in the chart(s) below: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. These adjustments reflect the fact that any equity-based awards that were outstanding as of immediately prior to the Company’s Emergence were cancelled in connection with Emergence in April 2021, and new equity grants were made in July of 2021 under the MIP. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award With Adjustments
2022	$12,794,098	($417,729)	$0	($302,617)	$0	$0	$12,073,752
2021	$9,925,849	$0	$0	$0	$0	$0	$9,925,849
[3]
The dollar amounts reported in column (b 2) are the amounts of total compensation reported for Mr. Han (our former Chief Executive Officer) in the “Total” column of the Summary Compensation Table for 2022 and 2021. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

[4]
The dollar amounts reported in column (c 2) represent the amount of “compensation actually paid” to Mr. Han. Since he did not receive any stock-based compensation or have a pension benefit, no adjustments were made to the reported compensation.

[5]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group excluding Mr. Jeffery (for 2021 and 2022) and Mr. Han (for 2020 and 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, John Stratton, Scott Beasley, Mark Nielsen and Veronica Bloodworth; (ii) for 2021, John Stratton, Scott Beasley, Mark Nielsen, Veronica Bloodworth and Sheldon Bruha; and (iii) for 2020, Sheldon Bruha, Mark Nielsen, Kenneth Arndt, Steve Gable and John Maduri.

[6]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the other NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards	Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$12,165,924	($9,900,724)	$11,933,803	$14,199,003
2021	$13,628,775	($10,931,161)	$14,088,076	$16,785,690
2020	$3,039,974	$0	$0	$3,039,974
(a)	The grant date fair value of equity awards represents the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year for the other NEOs.
Frontier Communications	52	2023 Proxy Statement

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$12,868,759	($605,348)	$0	($329,608)	$0	$0	$11,933,803
2021	$14,088,076	$0	$0	$0	$0	$0	$14,088,076
[7]
Cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[8]
Represents the change in value assuming $100 was invested in the S&P 500 Telecom Services Index at the open of market on May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, through each year-end.

[9]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
[10]
The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Adjusted EBITDA is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.
Financial Performance Measures
The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Adjusted EBITDA
•	Adjusted Fiber EBITDA
•	Revenue
•	Relative TSR (the Company’s TSR as compared to the S&P MidCap 400 Index)
The Company also uses certain non-financial performance measures in our incentive compensation programs which we believe are important to realizing our strategic goals.
Frontier Communications	53	2023 Proxy Statement

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table for the most recent fiscal year.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is aligned with the Company’s cumulative TSR. The compensation actually paid aligns with the Company’s cumulative TSR over the period presented primarily because a significant portion of the compensation actually paid to Mr. Jeffery and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company targets that over 60% of the value of total target direct compensation awarded to the CEO be comprised of equity awards, consisting of restricted stock units and performance share units.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$0
Indexed Total Shareholder Return
120
100
80
60
40
20
0
$7.9
$3.0
$17.5
$16.8
$16.1
$14.2
$109
$95
2020
2021
2022
CAP to PEO
Avg CAP to Other NEO's
Co TSR

Frontier Communications	54	2023 Proxy Statement

Compensation Actually Paid and Net Income
The following graph shows our Compensation actually paid versus Net Income. Our Net Income for 2021 reflects certain “fresh start” accounting adjustments in connection with our emergence from bankruptcy in 2021.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$30
$25
$20
$15
$10
$5
$0
$5,000
$4,000
$3,000
$2,000
$1,000
$0
($1,000)
$7.9
$3.0
($528)
$17.5
$16.8
$4,955
$16.1
$14.2
$441
2020
2021
2022
CAP to PEO
Avg CAP to Other NEO's
Net Income

Frontier Communications	55	2023 Proxy Statement

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s Adjusted EBITDA presented in the graph. While the Company uses several financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals for the Company’s annual incentive awards as well as using Adjusted Fiber EBITDA for our long-term performance share unit awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 45% of our annual incentive awards are based on Adjusted EBITDA and 33% of the performance share unit awards are based on Adjusted Fiber EBITDA which is a significant portion of our overall Adjusted EBITDA.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid ($M)
Adjusted. EBITDA($M)
$30
$25
$20
$15
$10
$5
$0
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,772
$2,475
$2,080
$7.9
$3.0
$17.5
$16.8
$16.1
$14.2
2020
2021
2022
CAP to PEO
Avg CAP to Other NEO's
Adjusted EBITDA

Frontier Communications	56	2023 Proxy Statement

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph shows the Company’s cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq. This graph also shows the cumulative TSR of the peer group presented for this purpose, the S&P 500 Telecom Services Index. For more information regarding the Company’s performance and the companies that the Compensation Committee considers as part of its peer group when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Company TSR vs Peer Group TSR
140
120
100
80
60
40
20
0
05/04/21
06/04/21
07/04/21
08/04/21
09/04/21
10/04/21
11/04/21
12/04/21
01/04/22
02/04/22
03/04/22
04/04/22
05/04/22
06/04/22
07/04/22
08/04/22
09/04/22
10/04/22
11/04/22
12/04/22
Frontier Communications
S&P 500 Telecom Services Index

Frontier Communications	57	2023 Proxy Statement

Equity Compensation Plan Information
The following table summarizes compensation plans under which our securities are authorized for issuance as of December 31, 2022.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(a)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders(b)	13,496,000	$—	2,104,000
Total	13,496,000	$—	2,104,000
(a)	Outstanding RSUs and PSUs have no exercise price.
(b)	Represents the 2021 Management Incentive Plan, which was approved by the bankruptcy court.
(c)
Includes units subject to outstanding awards granted as of December 31, 2022, of which 3,427,000 units are subject to outstanding RSUs and 10,069,000 units are subject to outstanding PSUs, assuming maximum payout.

Frontier Communications	58	2023 Proxy Statement

3	Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement in accordance with SEC rules. This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity, on a non-binding advisory basis, to express their views on the compensation of our named executive officers. This say-on-pay vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement.
We encourage our stockholders to review the compensation of our named executive officers, as disclosed in the section titled “Executive Compensation” of this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
As a non-binding advisory vote, this proposal is not binding upon us or our Board of Directors. However, the Compensation and Human Capital Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through this vote. The Board and the Compensation and Human Capital Committee will consider the outcome of this vote in making future compensation decisions and when evaluating our executive compensation program. Accordingly, we ask our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Frontier Communications Parent, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2023 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Taking into consideration the results of the advisory vote on frequency at our 2022 Annual Meeting, our Board determined to hold an advisory say-on-pay vote annually.
BOARD RECOMMENDATION
Our Board unanimously recommends that you vote FOR the resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
Frontier Communications	59	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table lists the beneficial ownership of (1) each person who holds more than 5% of Frontier’s outstanding common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4), (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation”, and (4) all of our directors and executive officers as a group. As of the record date, there were approximately 245.2 million shares of Frontier common stock, par value $0.01 per share (“Common Stock”) outstanding. Except as noted below, the information is as of March 31, 2023 and the persons named in the table have sole voting and investment power with respect to the Common Stock indicated.
5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Ares Management LLC(a)	37,094,654	15.1%
Cerberus Capital Management, L.P.(b)	23,904,559	9.7%
The Vanguard Group(c)	23,413,962	9.5%
Glendon Capital Management L.P.(d)	21,278,800	8.7%
BlackRock Inc.(e)	20,063,331	8.2%
Barclays PLC(f)	16,385,887	6.7%
Capital International Investors(g)	15,263,749	6.2%
Non-Employee Directors & Director Nominees(h)
Kevin Beebe	20,573	*
Lisa Chang	17,685	*
Pamela Coe	20,378	*
Stephen Pusey	16,643	*
Margaret M. Smyth	18,003	*
Maryann Turcke	20,027	*
Prat Vemana	17,557	*
Named Executive Officers and Directors & Executive Officers as a Group(i)
Nick Jeffery(j)	101,741	*
John Stratton(k)	469,100	*
Scott Beasley	45,323	*
Veronica Bloodworth	60,321	*
Mark Nielsen	36,571	*
		*
All directors and executive officers as a group (19 persons)	995,451	*
*	Less than 1%.
Frontier Communications	60	2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(a)
The number of shares is as of March 31, 2023 and based on Form 4 filings of Ares Management LLC and various affiliates. The Form 4s filed as of March 15, 2023, March 17, 2023, March 29, 2023, and March 31, 2023 update the Schedule 13G/A filed on February 14, 2022 pursuant to a joint filing agreement by various affiliates of Ares Management LLC. The business address of each of the beneficial owners is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(b)
The number of shares is as of December 31, 2022 and based on Amendment No. 1 to the Schedule 13G filed on February 14, 2023 by Cerberus Capital Management, L.P., the investment manager to certain affiliated funds (collectively, the “Cerberus Funds”). Such Schedule 13G discloses that (i) the ownership consists of 23,104,559 shares of common stock and 800,000 shares of common stock underlying options to purchase shares of common stock within 60 days of December 31, 2022, and (ii) Cerberus Capital Management, L.P., as the investment manager to the Cerberus Funds, may be deemed to beneficially own these securities. The business address of the beneficial owners is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(c)
The number of shares is as of December 30, 2022 and based on Amendment No. 1 to the Schedule 13G filed on February 9, 2023 by The Vanguard Group. Such Schedule 13G discloses that The Vanguard Group has sole voting power over none of the shares, shared voting power over 76,706 shares, sole dispositive power over 23,123,574 shares and shared dispositive power over 290,388 shares. The business address of the beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

(d)
The number of shares is as of December 31, 2022 and based on Amendment No. 2 to the Schedule 13G filed on February 14, 2023 by Glendon Capital Management L.P. The business address of the beneficial owners is 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404. Such Schedule 13G discloses that Glendon Capital Management L.P. and Holly Kim Olson have shared voting and dispositive power over all of such shares and that G2 Communications L.P. has shared voting and dispositive power over 18,929,968 of such shares.

(e)
The number of shares is as of December 31, 2022 and based on the Schedule 13G filed on February 3, 2023 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Such Schedule 13G discloses that BlackRock, Inc. has sole power to vote or direct the vote of 19,425,122 shares and sole power to dispose or to direct the disposition of 20,063,331 shares. The business address of the beneficial owner is 55 East 52nd Street New York, NY 10055.

(f)
The number of shares is as of December 31, 2022 and based on the Schedule 13G filed on January 27, 2023 jointly by Barclays PLC, Barclays Bank PLC, Barclays Capital Inc. and Barclays Capital Securities Ltd. Such Schedule 13G discloses that the securities reported by Barclays PLC, as a parent holding company, are owned, or may be deemed to be beneficially owned by Barclays Bank PLC. The business address for Barclays PLC and Barclays Bank PC is 1 Churchill Place, London E14 5HP, England; the business address for Barclays Capital Inc. is 745 Seventh Avenue, New York, NY 10019 and the address for Barclays Capital Securities Ltd. is 5 The North Colonnade, Canary Wharf, London XO E14 4BB.

(g)
The number of shares is as of December 30, 2022 and based on a Schedule 13G filed on February 13, 2023 by Capital International Investors. Such Schedule 13G discloses that Capital International Investors has sole voting and dispositive power over the shares reported. The business address for Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(h)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 401 Merritt 7, Norwalk, Connecticut 06851. Amounts shown for each non-employee director consist solely of shares that have been acquired upon the vesting of RSUs and that may be acquired upon the vesting of RSUs on April 30, 2023 and May 31, 2023. Beginning with the RSU award vesting May 31, 2023, the director compensation program was amended to allow directors to defer receipt of RSUs upon vesting until the earlier of their date of separation from the Board for any reason or upon a change of control. Mr. Pusey, Ms. Smyth and Ms. Turcke deferred their RSU awards vesting May 31, 2023, however those RSUs count towards their stock ownership requirement. In addition, amounts shown do not reflect any cash tax elections that may be made by the director with respect to the RSUs vesting on April 30, 2023 and May 31, 2023.

(i)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 401 Merritt 7, Norwalk, Connecticut 06851. Amounts shown for each executive officer, other than Mr. Stratton and Mr. Jeffery, consist solely of shares that have been acquired upon the vesting of RSUs and that may be acquired upon the vesting of RSUs on April 30, 2023.

(j)	Consists solely of shares that have been acquired upon the vesting of RSUs.
(k)
Consists of shares that have been acquired upon the vesting of RSUs and that may be acquired upon the vesting of RSUs on April 30, 2023, together with and 5,000 shares purchased by Mr. Stratton in the open market on December 17, 2021.

Frontier Communications	61	2023 Proxy Statement

Related Person Transactions Policy
The Board has adopted a written policy addressing our procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, that exceeds $120,000 in the aggregate, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest will be subject to review, approval, or ratification by the Audit Committee. All “related persons” must notify the Company’s Chief Legal Officer of any potential related person transaction prior to entering into the transaction so that the Chief Legal Officer may review the facts and circumstances and recommend the matter to the Audit Committee for review as appropriate. In its review of related person transactions, the Audit Committee will review the relevant facts and circumstances of the transaction and will take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) whether the transaction was undertaken in the ordinary course of business and related considerations, including whether the transaction was arm’s-length and who initiated the transaction, (ii) the “related person’s” interest in the transaction, (iii) the approximate dollar value of the amount involved, particularly as it relates to the “related person”, and the materiality to the Company, and (iv) if applicable, whether the transaction is likely to impair the independence of a director of Frontier.
No member of the Board may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by members of the Audit Committee or the Board.
For 2022, the Company did not have any related person transactions required to be reported pursuant to its policy or Item 404(a) of Regulation S-K.
Frontier Communications	62	2023 Proxy Statement

Information About The Annual Meeting
This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2023 Annual Meeting of Stockholders, which is being held on May 17, 2023, at 10:00 a.m. Eastern Time, via the internet at www.virtualshareholdermeeting.com/FYBR2023, and at any adjournments thereof.
This section of the proxy statement reviews important topics such as how to participate in the meeting, how to access our proxy materials, how to vote and how a proposal gets approved. In this section we discuss differences between “registered’ and “street name” holders. We refer to those who own Frontier shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own Frontier shares through an account at an intermediary, such as a brokerage firm or bank, as holding shares in “street name” or as “beneficial owners.” This distinction is important for purposes of reviewing the proxy materials and voting your shares.
REVIEWING THE PROXY MATERIALS
This proxy statement includes information about Frontier, describes the proposals to be considered at the meeting and explains the voting process. We encourage you to read it carefully.
Our proxy materials include the following:
•	Our Notice of Annual Meeting of Stockholders;
•	Our Proxy Statement; and
•	Our 2022 Annual Report to Stockholders.
Accessing Proxy Materials
The SEC allows us to deliver proxy materials to stockholders via the Internet. On or about April 6, 2023, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. As set forth in the Notice, we began providing access to the proxy materials on April 6, 2023 at www.proxyvote.com. In addition, the proxy materials are available on the Investor Relations page of our website at www.frontier.com . We believe this offers a convenient method for stockholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.
If you hold Frontier shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and Voting Instruction Form.
Requests for printed copies of the proxy materials can be made by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the Voting Instruction Form, as applicable.
Have you received more than one set of proxy materials?
If two or more Frontier stockholders live in your household, or you maintain more than one stockholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not in any way affect your right to vote.
Frontier Communications	63	2023 Proxy Statement

Information About The Annual Meeting
If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505000, Louisville, KY, 40233-5000; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).
Our householding process does not include accounts that are maintained at a brokerage firm or bank. Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.
MATTERS TO BE VOTED ON
What matters will be voted on at the Annual Meeting and how does the Board recommend that I vote?
The following matters are scheduled for vote by stockholders at the Annual Meeting:
Meeting Agenda Items		Board Vote Recommendation
Proposal 1	Election of Nine (9) Directors	FOR each Director Nominee
Proposal 2	Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2023	FOR this item
Proposal 3	Advisory Vote to Approve Named Executive Officer Compensation	FOR this item
What vote is required for adoption or approval of each matter to be voted on and how will abstentions and broker non-votes be treated?
Proposals 2 and 3 will be determined by a majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. For Proposal 1, directors are elected by a plurality of votes cast. As this is an uncontested election, where the number of director nominees is equal to the number of board seats to be filled, each director will be elected so long as they receive at least one vote.
A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2 and 3, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be considered at the Annual Meeting. Broker non-votes will not be counted as votes cast, and therefore will have no effect on Proposals 1 or 3. There will be no broker-non-votes for Proposal 2 as it is considered a routine matter, as described in more detail below under “If I hold my shares in street name, does my broker need instructions in order to vote my shares?”
What is the quorum requirement for our Annual Meeting?
Holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
Do stockholders have dissenter’s rights of appraisal?
Stockholders do not have appraisal rights under the Delaware General Corporation Law or under the governing documents of the Company in connection with this solicitation.
VOTING YOUR SHARES
The Board is asking for, or soliciting, a proxy from our stockholders. This section describes the different aspects of the voting process and how proxy voting works:
Frontier Communications	64	2023 Proxy Statement

Information About The Annual Meeting
Who can vote?
You are entitled to vote if you were a holder of our Common Stock as of the record date of March 21, 2023 (the “Record Date”). The Company is authorized to issue 1,750,000,000 shares of Common Stock. At the close of business on the Record Date, there were 245,226,674 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of Common Stock held on the Record Date on all matters that may properly come before the Annual Meeting.
What is a proxy?
If you are unable to participate and vote electronically during the virtual meeting, you can tell us exactly how you want us to vote your shares and allow an officer to vote on your behalf. This is referred to as giving us a “proxy.” By instructing a proxy to conduct your vote, you can ensure that your vote is counted.
How do I vote?
We offer the following methods for voting:
	If you are a stockholder of record	If you hold your shares in street name
By Internet*	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone*	At 1-800-690-6903 for registered holders At 1-800-454-8683 for beneficial holders
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder). The availability of Internet and telephone voting will depend on their voting procedures.

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder.) The availability of Internet and telephone voting will depend on their voting procedures.

During the Annual Meeting
To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/FYBR2023 . All votes must be received by the independent inspector before the polls close at the meeting.

To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/FYBR2023 . All votes must be received by the independent inspector before the polls close at the meeting.

*Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor participates in the Annual Meeting and votes via the Internet, his or her shares will not be voted.
Is there a deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on May 16, 2023. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received before the start of the Annual Meeting on May 17, 2023.
You will also be able to vote by attending and voting at the virtual Annual Meeting on May 17, 2023. During the Annual Meeting, the Executive Chairman will announce the opening and closing of the polls. No votes will be accepted after the polls have been closed.
Frontier Communications	65	2023 Proxy Statement

Information About The Annual Meeting
We recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting. If you have already voted your shares prior to the Annual Meeting, you do not need to vote those shares during the annual meeting unless you want to revoke or change your vote.
What if I change my mind after I have voted?
If you change your mind after you have given us your proxy to vote you can amend your voting decision in several ways. We refer to this as “revoking” your proxy. You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at 401 Merritt 7, Norwalk, Connecticut 06851, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by participating in the Annual Meeting and voting virtually via the Internet at www.virtualshareholdermeeting.com/FYBR2023. Participation in the Annual Meeting will not alone constitute revocation of a proxy.
If I hold my shares in street name, does my broker need instructions in order to vote my shares?
If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.
•
The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023 (Proposal No. 2) is considered routine under applicable rules. Your broker, bank or other nominee may vote in their discretion without instruction from you.

•	All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. Your broker, bank or other nominee will not be able to vote without instruction from you.
When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.
If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?
If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement. We know of no other business that will be presented at the Annual Meeting. However, the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.
PARTICIPATING IN THE ANNUAL MEETING
We are pleased to invite stockholders to participate in the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/FYBR2023. We believe hosting a virtual meeting will promote greater stockholder attendance, by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online, while also reducing the costs of the annual meeting.
To participate in the Annual Meeting, you must be a Frontier stockholder as of the March 21, 2023 record date. You may vote your shares on the virtual meeting website during the Annual Meeting by logging in as a stockholder using the control number you received with our proxy materials. You may also log in as a guest if you do not have your control number, but you will not be able to vote your shares online or submit questions via the virtual meeting website as a guest.
We welcome questions from our stockholders. Questions may be submitted prior to the annual meeting at www.proxyvote.com or you may submit questions in real time during the meeting using the annual meeting website www.virtualshareholdermeeting.com/FYBR/2023.
We have scheduled a general question and answer section at the conclusion of the meeting for matters appropriate for discussion. We have allocated one hour for the meeting, including to address questions.
Frontier Communications	66	2023 Proxy Statement

Information About The Annual Meeting
The following apply to questions submitted for the meeting:
•	We ask each stockholder to limit themselves to one question in order to allow us to answer questions from as many stockholders as possible,
•	Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered together,
•
The Chairman may choose not to address questions if they appear to have been already adequately answered or are not appropriate. Questions regarding personal matters, or that are rude or otherwise in bad taste, and questions regarding general economic, political or industry matters that are not directly related to the business of Frontier will not be answered,

•
If there are matters of individual concern to a stockholder or if a question posed was not otherwise answered, stockholders may contact Investor Relations separately after the annual meeting. Contact details can be found on the Investor Relations page of our website at www.frontier.com .

We are committed to affording stockholders the same rights and opportunities to participate as they would have at an in-person meeting. All members of the Board and our executive officers are expected to join the Annual Meeting and we are committed to acknowledging each relevant question that we receive, subjected to the guidelines above.
What if I need technical assistance accessing or participating in the annual meeting?
We will have technicians ready to assist you with any technical difficulties you may have attending the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
On the day of the Annual Meeting, Broadridge Financial Solutions will open the portal in advance of the meeting so that you may have time prior to the meeting to submit questions you may have for the Company. In order to vote or submit a question, you must follow the instructions at www.virtualshareholdermeeting.com/FYBR2023 and will need the control number provided on your Notice, proxy card or voting instruction form.
How do I contact the Transfer Agent?
Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
If by First Class Mail:
Computershare Investor Services
P.O. Box 505000
Louisville, KY 40233-5000
If by Overnight Courier:
Computershare Investor Services
462 South 4th Street, Suite 1600
Louisville, KY 40202
website: www.computershare.com/investor
Telephone: (800) 736-3001 (in the U.S., Puerto Rico and Canada)
or (781) 575-3100 (outside the U.S., Puerto Rico and Canada)
Frontier Communications	67	2023 Proxy Statement

Additional Information
Annual Report and Company Information
A copy of our 2022 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another copy of our 2022 Annual Report free of charge from:
Frontier Communications Parent, Inc.
Attn: Investor Relations
401 Merritt 7, Norwalk, Connecticut 06851
email: ir@ftr.com
Our proxy materials are also available on the Investor Relations page of our website, www.frontier.com . The information on our website is not incorporated herein by reference.
Proposals by Stockholders
Stockholders may present proper proposals for inclusion in our 2024 Proxy Statement and for consideration at the 2024 Annual Meeting of Stockholders by submitting their proposals in writing to the Company in a timely manner.
Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of Directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. To be eligible to do so, a stockholder must be a stockholder of record as of the date the notice is submitted, as of the record date for the annual meeting and as of the date of the annual meeting. The stockholder must give timely notice to our Secretary in accordance with our bylaws. The notice must be in proper written form in accordance with the procedures set forth in our bylaws, including a description of the qualifications of the suggested nominee, any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier.
In addition, we amended the advance notice procedures under our bylaws in November 2022 in light of the SEC’s new “universal” proxy rules, including by adding a requirement that a stockholder seeking to nominate director(s) at an annual meeting (i) include a representation that such stockholder intends to solicit proxies in accordance with, and otherwise comply with, SEC Rule 14a-19, and (ii) provide reasonable documentary evidence that such stockholder has complied with such representations, not less than five business days prior to the meeting or any adjournment or postponement thereof.
These advance notice procedures are separate from the procedures under SEC Rule 14a-8 and Rule 14a-19.
Proposals for the 2024 Annual Meeting Proxy Statement
Rule 14a-8: For a stockholder proposal other than a director nomination to be considered for inclusion in our 2024 Proxy Statement and related materials for consideration at our 2024 Annual Meeting of Stockholders, we must receive the written proposal on or before December 8, 2023. In addition, such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Corporate Secretary at Frontier Communications Parent, Inc., 401 Merritt 7 Norwalk, Connecticut 06851 or via e-mail at corpsecretary@ftr.com.
Advance Notice Procedures: For a stockholder proposal that is not intended to be included in our 2024 proxy statement under Rule 14a-8, and in the case of a nomination of one or more persons for election to the Board pursuant to Rule 14a-19, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above on or after the close of business on January 18, 2024, and on or before the close of business on February 17, 2024. The notice of proposal must meet the applicable requirements set forth in our bylaws.
Frontier Communications	68	2023 Proxy Statement

Additional Information
Solicitation of Proxies
We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers, and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers, and employees, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $20,000, plus customary disbursements. Banks, brokers, other nominees, fiduciaries, and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.
It is important that proxies be returned promptly. Whether or not you plan to attend the virtual annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in this Proxy Statement. If you received a copy of the proxy card by mail, you may return your vote via mail.
Frontier Communications	69	2023 Proxy Statement

Annex A
RECONCILIATION OF Non-GAAP Financial Measures
Frontier uses certain non-GAAP financial measures in evaluating its performance, including Adjusted EBITDA, which is presented in this Proxy Statement. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures, and they may not be comparable to similarly titled measures of other companies. Management uses these and other non-GAAP financial measures internally to (i) assist in analyzing Frontier's underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.
EBITDA. We define EBITDA as net income (loss) less income tax expense (benefit), interest expense, investment, and other income (loss), pension settlement costs, losses on extinguishment of debt, reorganization items, and depreciation and amortization.
Adjusted EBITDA. We define Adjusted EBITDA as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items.
Management uses EBITDA and Adjusted EBITDA to assist it in comparing performance from period to period and as measures of operational performance. Management believes that EBITDA and Adjusted EBITDA provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.
Frontier Communications	A-1	2023 Proxy Statement

Annex A
The following table reconciles EBITDA and Adjusted EBITDA to Net Income (i) on a GAAP basis for the years ended December 31, 2022 (Successor) and December 31, 2020 (Predecessor), and (ii) on a non-GAAP combined basis for the year ended December 1, 2021. Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the notes thereto, for further discussion regarding the application of fresh start accounting upon Emergence and the divestiture of our Northwest Operations in 2020.
$ in millions	For the year ended December 31, 2022 (Successor)	For the year ended December 31, 2021 (Non-GAAP Combined)	For the year ended December 31, 2020 (Predecessor)
Net income	$441	$4,955	$(528)
Add back (subtract):
Income tax expense (benefit)	158	(50)	(84)
Interest expense	492	375	762
Investment and other (income) loss, net	(554)	4	43
Pension Settlement Costs	55	—	159
Loss on early extinguishment of debt	—	—	72
Reorganization items, net	—	(4,171)	409
Operating income	592	1,113	833
Depreciation and amortization	1,182	1,240	1,598
EBITDA	$1,774	$2,353	$2,431

Add back:
Pension/OPEB expense	$61	$81	$90
Restructuring costs and other charges(1)	99	28	87
Rebranding costs	32	—	—
Stock-based compensation expense	82	17	3
Storm-related costs (proceeds)	7	(4)	(1)
Legal settlements	25	—	—
Loss on disposal of Northwest Operations (2)	—	—	162
Adjusted EBITDA	$2,080	$2,475	$2,772
(1)	Includes $44 million of lease impairment charges for the year ended December 31, 2022.
(2)	Results for 2020 have been adjusted for the divestiture of the Northwest Operations.
Frontier Communications	A-2	2023 Proxy Statement

2023 Annual Meeting of Stockholders
10:00 a.m. Eastern Time, May 17, 2023
Virtual Meeting, visit: www.virtualshareholdermeeting.com/FYBR2023

Frontier

FRONTIER COMMUNICATIONS PARENT, INC.
401 MERRITT 7
NORWALK, CT 06851

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FYBR2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03670-P88946

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS PARENT, INC.

1. Election of Directors

Nominees:

		For	Against	Withhold
1a.	Kevin L. Beebe	☐	☐	☐
1b.	Lisa V. Chang	☐	☐	☐
1c.	Pamela L. Coe	☐	☐	☐
1d.	Nick Jeffery	☐	☐	☐
1e.	Stephen C. Pusey	☐	☐	☐
1f.	Margaret M. Smyth	☐	☐	☐
1g.	John G. Stratton	☐	☐	☐
1h.	Maryann Turcke	☐	☐	☐
1i.	Prat Vemana	☐	☐	☐

	For	Against	Abstain
The Board of Directors recommends that you vote FOR the following proposal:			
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2023.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Frontier

Information about Delivery of Stockholder Material

"Householding"
In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505000, Louisville, KY 40233; by telephone: in the U.S., Puerto Rico and Canada, 800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).

Vote Your Proxy Online
You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material
After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V03671-P88946

FRONTIER COMMUNICATIONS PARENT, INC.

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Nick Jeffery, Scott Beasley and Anne Meyer, or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Parent, Inc. (the "Company") to be held on May 17, 2023, at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FYBR2023, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.